Exhibit 10.1

PropCo Agreement

Notarial roll of deeds No. 1767/2010

Recorded

in Munich on this  27th day of  May 2010

Before the undersigned notary

Dr. Michael Bohrer (Notary),

officially appointed in Munich, State of Bavaria, Germany appeared in my offices located at Brienner Straße 29, D-80333 München:

appeared today:

I.             Mr. Dr. Martin Ströhmann, born on 02/18/1973,

with business address at Kirkland & Ellis International LLP, Maximilianstraße 11, 80539 Munich, Germany, personally known to me, excluding any personal liability while acting not in his own name, but on the basis of notarized powers of attorney the originals of which were presented to the Notary on the beginning of the notarization and certified copies of which are attached to this deed, on behalf of

1.       Sunrise Reinbek Senior Living GmbH & Co. KG, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRA 2918, with business address at Frankfurter Straße 1, 61476 Kronberg im Taunus, Germany

- Reinbek PropCo -

2.       Sunrise Hannover Senior Living GmbH & Co. KG, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRA 3045, ibidem

- Hannover PropCo -

3.       Sunrise Villa Camphausen Senior Living GmbH & Co. KG, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRA 2915, ibidem

- Camphausen PropCo -

4.       Sunrise Frankfurt-Westend Senior Living GmbH & Co. KG, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRA 2943, ibidem

- Frankfurt PropCo -

5.       Sunrise Königstein Senior Living GmbH & Co. KG, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRA 3029, ibidem

- Königstein PropCo -

PropCo Agreement

6.       Sunrise Oberursel Senior Living GmbH & Co. KG, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRA 2972, ibidem

- Oberursel PropCo -

7.       Sunrise Wiesbaden Senior Living GmbH & Co. KG, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRA 3008, ibidem

- Wiesbaden PropCo -

8.       Sunrise München-Thalkirchen Senior Living GmbH & Co. KG, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRA 3038, ibidem

- München PropCo –

- Reinbek PropCo, Hannover PropCo, Camphausen PropCo, Frankfurt PropCo, Königstein PropCo, Oberursel PropCo, Wiesbaden PropCo and München PropCo hereinafter collectively referred to as Seller PropCos and each as a Seller PropCo -

9.       Sunrise Reinbek GmbH, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRB 6204, with business address at Frankfurter Straße 1, 61476 Kronberg im Taunus, Germany

- Reinbek OpCo -

10.    Sunrise Hannover GmbH, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRB 6613, ibidem

- Hannover OpCo -

11.    Sunrise Villa Camphausen GmbH, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRB 6156, ibidem

- Camphausen OpCo -

12.    Sunrise Frankfurt-Westend GmbH, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRB 6510, ibidem

- Frankfurt OpCo -

13.    Sunrise Königstein GmbH, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRB 6787, ibidem

- Königstein OpCo -

14.    Sunrise Oberursel GmbH, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRB 6334, ibidem

- Oberursel OpCo -

15.    Sunrise Wiesbaden GmbH, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRB 6570, ibidem

- Wiesbaden OpCo -

PropCo Agreement

16.    Sunrise München-Thalkirchen GmbH, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRB 6614, ibidem

- München OpCo -

- Reinbek OpCo, Hannover OpCo, Camphausen OpCo, Frankfurt OpCo, Königstein OpCo, Oberursel OpCo, Wiesbaden OpCo and München OpCo hereinafter collectively referred to as Seller OpCos and each as a Seller OpCo -

         - Seller PropCos and Seller OpCos hereinafter collectively referred to as Sellers and each as Seller -

17.    Sunrise Senior Living Germany GmbH, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRB 5854, ibidem

- ManCo -

II.            Mr. Dr. Kai Terstiege, born on 01/12/1980,

with business address at Kirkland & Ellis International LLP, Maximilianstraße 11, 80539 Munich, Germany, identified by his German identity card No. 132842543, excluding any personal liability while acting not in his own name, but an the basis of a written power of attorney a pdf-copy of which was presented to the Notary on the beginning of the notarization and the original of which will be send to the notary and shall be attached to this deed, on behalf of

18.    Sunrise Properties Germany GmbH, organized and existing under the laws of Germany, registered with the commercial register of the local court of Königstein under HRB 5835, ibidem

- HoldCo -

III.          Mr. Edward Frantz, born on 08/31/1960,

with business address at Sunrise Senior Living, Inc., 7900 Westpark Drive, Suite T-900, 22102 McLean, USA,  personally known to me, excluding any personal liability while acting not in his own name, but an the basis of a written power of attorney a pdf-copy of which was presented to the Notary on the beginning of the notarization and the original of which will be send to the notary and shall be attached to this deed, on behalf of

19.    Sunrise Senior Living, Inc., organized and existing under the laws of Delaware, USA registered with the Secretary of State Office under number 2461436, with business address at 7900 Westpark Drive, Suite T-900, 22102 McLean, USA

- SSLI -

IV.          Mr. Jochen Lindner, born on 09/20/1964 and Mr. Wolfgang Grimm. born on 11/23/1953,

both with business address at Mühlbauerstrasse 1, 81677 Munich, Germany, identified by their German identity cards No. 802353990 (Mr. Lindner) and 2387958927 (Mr. Grimm),

acting not in their own name, but jointly each of them in his capacity as a managing director on behalf of,

PropCo Agreement

20.    GHS Pflegeresidenzen Grundstücks GmbH, organized and existing under the laws of Germany, registered in the commercial register of the local court of München under HRB 173455, with business address at Mühlbauerstrasse 1, 81677 Munich, Germany

- GHS -

V.            Mr. Jobst Beckmann, born on 02/24/1943,  and Mr. Dr. Ulrich Nack, born on 05/17/1966,

with business address at Wittelbacherplatz 1, 80333 Munich, Germany, both of them personally known to me,

acting not in their own name, but jointly each of them in his capacity as a managing director on behalf of,

21.    TMW Pramerica Property Investment GmbH, organized and existing under the laws of Germany, registered in the commercial register of the local court of Munich under HRB 149355, with business address at Wittelsbacherplatz 1, 80333 Munich, acting for the account of the special real estate fund to be formed and named Pflegeheimspezialfonds I.

- Pramerica -

- GHS and Pramerica hereinafter collectively referred to as PropCo Buyers and each as a PropCo Buyer -

- Sellers and PropCo Buyers hereinafter collectively referred to as Parties and each as a Party -

I, the undersigned Notary, have reviewed the real estate register. The persons appeared have given, while being present at the same time, concurred declarations which I notarize as follows:

Ich, der beurkundende Notar, habe mich über den Inhalt des Grundbuchs unterrichtet. Die Erschienenen gaben bei gleichzeitiger Anwesenheit mündlich übereinstimmende Erklärungen ab, die ich wie folgt beurkunde:

The persons appeared also requested to notarize this deed in the English language. The declarations in Clauses 2 and 9 have been made, as requested, in the English as well as in the German language. If and to the extent the English language deviates from the German language, the Parties shall amend the German language version without undue delay (unverzüglich) in the necessary form so that it conforms to the English language version to ensure that the English language version is fully and adequately reflected in the German language of this deed.

Die Beteiligten beantragten darüber hinaus, diese Urkunde in der englischen Sprache aufzunehmen. Die Erklärungen in den Abschnitten 2 und 9 der Urkunde sind antragsgemäß sowohl in der deutschen als auch in der englischen Sprache beurkundet; sofern der Inhalt des deutschen und des englischen Textes divergiert, sind die Vertragsteile verpflichtet, den deutschen Vertragstext unverzüglich und formgerecht in der Weise zu ergänzen, dass der Inhalt des englischen Vertragstexts auch in dem deutschsprachigen Teil der Urkunde verlautbart ist.

PropCo Agreement

The persons appearing, acting as indicated above, requested to record the following:

P R O P C O   a g r e e m e n t

In preparation of this deed, several annexes were recorded for the Parties by the Notary under deed number 1715/2010, dated 22/25 May 2010, and 1756/2010, dated 26/27 May 2010 (Reference Deed PropCo). Directly prior the conclusion of this PropCo Agreement (i) a business transfer agreement (OpCo Agreement) recorded by the Notary under deed number 1766/2010, dated 27 May 2010, (Reference Deed II) relating to the sale of certain assets and the transfer of the employees from the Seller OpCo to Kursana Seniorenvilla GmbH registered in the commercial register of the local court of Berlin-Charlottenburg under no. HRB 106 214 B with business address at Mauerstraße 85, 10117 Berlin (OpCo Transferee I) and Dussmann Seniorenvilla Service GmbH, currently under the name of Vierte Verwaltungsgesellschaft für Sozialeinrichtungen mbH registered in the commercial register of the local court of Berlin-Charlottenburg under no. HRB 106 213 B with business address at Friedrichstraße 90, 10117 Berlin (OpCo Transferee II and together with OpCo Transferee I the OpCo Transferees) and (ii) lease agreements recorded by the Notary under deed number 1757/2010, 1758/2010, 1759/2010, 1760/2010, 1761/2010, 1762/2010, 1763/2010, 1764/2010,  dated 27 May 2010, (Reference Deed III and together with the Reference Deed PropCo and Reference Deed II the Reference Deeds) between the PropCo Buyers and the OpCo Transferees or their Affiliates regarding the lease of the Properties by the PropCo Buyers to the OpCo Transferees or their Affiliates, have been concluded. The simultaneous sale of these certain assets along with the transfer of the employees and the implementation of the OpCo Agreement are the basis (Geschäftsgrundlage) of this PropCo Agreement. For clarification: (i) capitalized terms which are used in this PropCo Agreement but are not defined, shall have the meaning given to them in the OpCo Agreement and (ii) in case of deviations, repetitions or lack of clarity of defined terms between the PropCo Agreement and the OpCo Agreement, the definitions of this PropCo Agreement shall prevail. Reference is made to the Reference Deeds. The Reference Deeds were presented in the original on the occasion of the notarization of this deed (the date of notarization the Signing Date) and presented to the persons appeared for perusal. Upon instruction, the persons appeared unanimously stated that they were aware of the contents of the Reference Deeds, that they hereby expressly approved the statements contained in the Reference Deeds, in each case in the name of the respective Party represented by them, and that another reading was waived. The persons appeared also waived the attachment of the Reference Deeds to this deed. Any references below to Annexes refer to the annexes to the Reference Deed PropCo.

PropCo Agreement

Table of Contents

(for convenience only)

PropCo Agreement

PropCo Agreement

Annexes (in Reference Deed PropCo)

(for convenience only)

Annex 1.1                                         Properties

Annex 1.2                                         Public Easements

Annex 3.1                                         Property Purchase Price break-down

Annex 3.2                                         Escrow Agreement

Annex 3.5-1                                     Copies of Financing Letters/Commitments

Annex 3.5-2                                     Security Release Agreements and Debt Assumption Agreements

Annex 3.6.3                                      Negative Statement of Receipt

Annex 3.7.2                                      Copies of Beneficiary Letters

Annex 3.8.1                                      Instructions to Notary regarding DVD storage

Annex 3.8.3                                      Deadline Extensions for Tax Filings

Annex 3.9.2                                      Intercompany Debt

Annex 4.2                                         Tegut Premises

Annex 5.1-1                                     Exceptions from assumed Encumbrances and Public Easements

Annex 5.1-2                                     List of assumed Encumbrances in Section III

Annex 6.3-1(a)                                Property Documents

Annex 6.3-1(b)                                Additional Property Documents

Annex 6.3-2                                     Plan of Locking System and Key Holders

Annex 6.4-1                                     Legal Disputes (Insurances)

Annex 6.4-2                                     List of Existing Property Insurances and Addresses for Notification

Annex 6.5.1                                      Construction, Architectural and Related Agreements

Annex 6.5.2                                      List of Performance Bonds

Annex 6.6                                         Assigned Property Agreements

Annex 7.3                                         List of Persons for Knowledge of the Sellers

Annex 7.3.1                                      Arrangements to transfer Properties or create Encumbrances

Annex 7.3.2                                      Special Areas / Public Restrictions

Annex 7.3.4                                      Facilities / Equipment on Neighboring Properties

Annex 7.3.7                                      Legal Disputes (Properties)

Annex 7.3.8-1                                  Existing Leases

Annex 7.3.8-2                                  Terminated Leases

Annex 7.3.10                                   Outstanding Charges / Levies

Annex 7.3.12                                   Contaminations of Properties

Annex 7.3.13                                   Subordination Agreements

Annex 10.1                                       FF&E

Annex 13.1                                       FF&E Purchase Price break-down

Annex 15.1.5                                   Legal Disputes (FF&E)

Annex 21.1.15                                 List of Stand Still Agreements

Annex 22.1                                       Steps Plan

Annex 23                                          Sunrise Logo

PropCo Agreement

The following capitalized terms (provided that the singular includes the plural and vice versa) have the meaning given to them on the page referred to:

                                 A

Affiliate............................................................................. 51

Affiliates........................................................................... 51

Aggregate Purchase Price............................................... 39

                                 B

Bank Debt........................................................................ 19

Business............................................................................ 12

Business Day.................................................................... 19

Business Taxes................................................................. 30

Businesses........................................................................ 12

                                 C

Camphausen OpCo.......................................................... 3

Camphausen PropCo....................................................... 2

Cap Amount.................................................................... 46

Charges............................................................................ 26

Contamination................................................................. 30

                                 D

Damages........................................................................... 43

Debt Assumption Agreements....................................... 18

Down Payment................................................................ 15

Down Payment PropCo Buyer Release......................... 17

Down Payment Seller Release I...................................... 17

                                 E

                                F

FCO.................................................................................. 46

FF&E................................................................................ 35

FF&E Purchase Agreement............................................ 12

FF&E Purchase Price...................................................... 36

Frankfurt OpCo................................................................ 3

Frankfurt PropCo............................................................. 2

Funds Flow Memo........................................................... 39

                                 G

German Companies........................................................ 49

German Companies' Fire Funds.................................... 50

German Company........................................................... 49

GHS.................................................................................... 4

Guarantee Claim............................................................. 43

Guarantee Claims............................................................ 43

                                H

Hannover OpCo................................................................ 3

Hannover PropCo............................................................. 2

HoldCo............................................................................... 4

                                 I

Intercompany Debt......................................................... 21

                                 K

Königstein OpCo............................................................... 3

Königstein PropCo............................................................ 2

                                 L

Lender Banks.................................................................. 17

Limited Permitted Use.................................................... 51

Long Stop Date................................................................ 23

LuxCo............................................................................... 50

PropCo Agreement

                                M

ManCo................................................................................ 4

Material Injunction......................................................... 19

Merger Condition............................................................ 46

MoU.................................................................................. 17

München OpCo................................................................. 3

München PropCo.............................................................. 3

                                N

Notary................................................................................. 1

                               O

Oberursel OpCo................................................................ 3

Oberursel PropCo............................................................. 2

OpCo Agreement............................................................... 6

OpCo Transferee I............................................................ 6

OpCo Transferee II........................................................... 6

OpCo Transferees............................................................. 6

                              P

Parties................................................................................. 5

Party................................................................................... 5

Payment Condition......................................................... 19

Payment Conditions........................................................ 19

Payment Date................................................................... 26

Per Property De Minimis Amount................................. 46

Pramerica........................................................................... 5

Priority Notice.................................................................. 19

PropCo Agreement.......................................................... 12

PropCo Buyer.................................................................... 5

PropCo Buyers.................................................................. 5

PropCo Buyers' Process Agent...................................... 54

Properties......................................................................... 14

Property............................................................................ 14

Property Purchase Agreement....................................... 12

Property Purchase Price.................................................. 15

Public Charges................................................................. 26

                           R

Reference Deed II.............................................................. 6

Reference Deed III............................................................ 6

Reference Deed PropCo.................................................... 6

Reference Deeds................................................................. 6

Reinbek OpCo................................................................... 3

Reinbek PropCo................................................................ 2

                           S

Security For Claims......................................................... 16

Security For Taxes........................................................... 23

Security Release Agreements.......................................... 18

Seller................................................................................... 3

Seller FF&E VAT Amount............................................. 37

Seller OpCo........................................................................ 3

Seller OpCos...................................................................... 3

Seller PropCo..................................................................... 3

Seller PropCos................................................................... 3

Sellers.................................................................................. 3

Sellers' Process Agent...................................................... 53

Signing Date....................................................................... 6

SSLI.................................................................................... 4

Steps Plan......................................................................... 49

                         T

Taxes................................................................................. 21

Tegut Premises................................................................. 24

Third Party Claim........................................................... 44

Third Party Debt............................................................. 21

Third Party Debt Management Certificate................... 22

                        W

Wiesbaden OpCo.............................................................. 3

Wiesbaden PropCo........................................................... 2

PropCo Agreement

WHEREAS:

(A)               The Seller PropCos are the owners of real properties located in Reinbek, Hanover, Bonn (Camphausen), Frankfurt, Königstein, Oberursel, Wiesbaden and Munich. Assisted living facilities and nursing homes have been built on the real properties which are leased to the Seller OpCos. (together Businesses, and each a Business)

(B)               The Seller OpCos operate the properties as assisted living facilities and nursing homes where they offer premier senior care. The assisted living facilities and nursing homes located in Reinbek and Hanover were closed with effect as of 31 January 2009 and no longer have any residents.

(C)               The Seller and the PropCo Buyers intend to enter into this sale and purchase agreement (PropCo Agreement) as follows:

i.         The Seller PropCos intend to sell and transfer to the PropCo Buyers the real properties including the buildings as set forth in part A of this PropCo Agreement (Property Purchase Agreement);

ii.        The Seller OpCos intend to sell and transfer to the PropCo Buyers furniture and equipment (including inventories) as set forth in part B of this PropCo Agreement (FF&E Purchase Agreement);

iii.      Part C of this PropCo Agreement contains joint provisions in relation to (i) to (ii) above; and

iv.      The Seller OpCos intend to sell and transfer to the OpCo Transferees selected parts of the Businesses along with a transfer of employees as set forth in the OpCo Agreement.

(D)               With regard to the transaction contemplated under this PropCo Agreement, PropCo Buyers and their representatives and advisers have carried out an independent due diligence regarding the Properties, FF&E on the basis of data room material provided by the Seller as well as independent on site visits, and the PropCo Buyers acknowledge having knowledge of such materials to the extent set forth in this PropCo Agreement. Such due diligence led to a consensual purchase price reduction of EUR three (3) million versus the agreed upon price as set out in the MoU. The Parties acknowledge that the Purchase Price has been adjusted downwards with regard to defects and wear and tear of the Properties, missing parking space as well as with regard to missing FF&E. Therefore, unless specifically otherwise set forth in this PropCo Agreement, the Buyers will have no rights whatsoever with regard to such defects and wear and tear of the Properties as well as with regard to missing FF&E and the Sellers shall be under no obligation to acquire additional FF&E or cure defects of the Properties or the FF&E.

(E)                Any reference in this PropCo Agreement to a Seller refers to all Sellers, however, in each case only relating to the purchase object sold by the individual Seller. Any reference in this PropCo Agreement to a PropCo Buyer refers to all PropCo Buyers, however, in each case only relating to the purchase object acquired by the individual PropCo Buyer.

PropCo Agreement

NOW, THEREFORE, the Parties agree as follows:

PropCo Agreement

PART A: PROPERTY PURCHASE AGREEMENT

1.                  Purchase Objects

1.1               Each Seller PropCo is the sole owner of the real property as set forth in Annex 1.1 (together Properties, and each a Property). The Properties are encumbered in the respective land register (Grundbuch) in section II and section III (Abteilungen II und III) as set forth in Annex 1.1.

1.2               The Properties are encumbered with public easements as set forth in Annex 1.2.

1.3               The Notary reviewed the land registers (Grundbuch) on 20 May 2010 and confirms the land register situation described in Clause 1.1.

2.                  Sale and Purchase / Kaufvertrag

Each of the Seller PropCos hereby sells to each of the PropCo Buyers the respective Property including the related buildings, structures and material components (wesentliche Bestandteile). Each PropCo Buyer accepts the respective sale. The respective Seller PropCo, PropCo Buyer and Property of each sale is set out below:

Jeder der PropCo Verkäufer verkauft jedem einzelnen PropCo Käufer das entsprechende Grundstück einschließlich der Gebäude, Bauten und wesentlichen Bestandteile. Jeder PropCo Käufer nimmt den entsprechenden Verkauf an. Der entsprechende PropCo Verkäufer, PropCo Käufer und die Grundstücke sind nachfolgend aufgelistet:

Seller PropCo / PropCo Verkäufer	PropCo Buyer / PropCo Käufer	Property / Grundstücke
Reinbek PropCo / Reinbek PropCo	GHS / GHS	Property located in Reinbek as set forth in Annex 1.1 under no. 1 (Reinbek Property) / Grundstück in Reinbek wie beschrieben in Annex 1.1 unter Nummer 1 (Reinbek Property)
München PropCo / München PropCo	GHS / GHS	Property located in Munich as set forth in Annex 1.1 under no. 8 (München Property) / Grundstück in München wie beschrieben in Annex 1.1 unter Nummer 8 (München Property)
Oberursel PropCo / Oberursel PropCo	GHS / GHS	Property located in Oberursel as set forth in Annex 1.1 under no. 6 (Oberursel Property) / Grundstück in Oberursel wie beschrieben in Annex 1.1 unter Nummer 6 (Oberursel Property)
Hannover PropCo / Hannover PropCo	Pramerica / Pramerica	Property located in Hanover as set forth in Annex 1.1 under no. 2 (Hannover Property) / Grundstück in Hannover wie beschrieben in Annex 1.1 unter Nummer 2 (Hannover Property)
Camphausen PropCo / Camphausen PropCo	Pramerica / Pramerica	Property located in Bonn as set forth in Annex 1.1 under no. 3 (Camphausen Property) / Grundstück in Bonn wie beschrieben in Annex 1.1 unter Nummer 3 (Camphausen Property)
Frankfurt PropCo / Frankfurt PropCo	Pramerica / Pramerica	Property located in Frankfurt as set forth in Annex 1.1 under no. 4 (Frankfurt Property) / Grundstück in Frankfurt wie beschrieben in Annex 1.1 unter Nummer 4 (Frankfurt Property)
Königstein PropCo / Königstein PropCo	Pramerica / Pramerica	Property located in Königstein as set forth in Annex 1.1 under no. 5 (Königstein Property) / Grundstück in Königstein wie beschrieben in Annex 1.1 unter Nummer 5 (Königstein Property)
Wiesbaden PropCo / Wiesbaden PropCo	Pramerica / Pramerica	Property located in Wiesbaden as set forth in Annex 1.1 under no. 7 (Wiesbaden Property) / Grundstück in Wiesbaden wie beschrieben in Annex 1.1 unter Nummer 7 (Wiesbaden Property)

PropCo Agreement

3.                  Purchase Price, Down Payment, Due Date

3.1               The total purchase price for the Properties is

EUR 57,850,000
(in words: fifty seven million eight hundred fifty thousand Euro)

(Property Purchase Price) and allocated (plus any VAT pursuant to Clause 4.2) to the individual Properties as shown in Annex 3.1.

3.2               By no later than five Business Days after the Signing Date, the PropCo Buyers shall pay an aggregate amount of EUR 4,000,000 (in words: four million Euro) of the Property Purchase Price (Down Payment) into an interest bearing escrow account (Escrow Account I) with the Notary, also referred to as Escrow Agent, when acting in such capacity (Escrow Agent). Escrow Account I consists of three escrow accounts (Anderkonten) (Escrow Sub Account I-1, Escrow Sub Account I-2 and Escrow Sub Account I-3) which will be, for purposes of this PropCo Agreement, referred to in their entirety as Escrow Account I. A copy of the escrow agreement in relation to the Escrow Account I is attached as Annex 3.2 hereto (Escrow Agreement). PropCo Buyers acknowledge that the interest in the Down Payment (including any accrued interest thereon) has been assigned to the Lender Banks, subject to the rights of the Sellers and PropCo Buyers to such Down Payment as described herein and in the Escrow Agreement. The Down Payment (including any accrued interest hereon) constitutes both a part of the Aggregate Purchase Price and, as regards a portion of the Down Payment, a security with regard to certain claims under this PropCo Agreement as set forth in Clause 3.3 below. A payment of the Down Payment (including any accrued interest hereon) or a portion thereof to the Sellers reduces the amount of the Property Purchase Price

PropCo Agreement

               payable by each of the PropCo Buyers pro rata, based on the relation that the aggregate of the Property Purchase Price payable by each PropCo Buyer bears to the aggregate of the Property Purchase Price. If the PropCo Buyers have not made the Down Payment in full, when due and after the Sellers granting them an additional grace period of five (5) Business Days, the Sellers will have the right to (i) rescind this PropCo Agreement and (ii) get reimbursed by the PropCo Buyers for their reasonable out of pocket transaction costs (plus VAT, if applicable, but only to the extent the Sellers do not have a right to an input VAT claim) related to the preparation and signing of this PropCo Agreement as well as the preparation of the deletion of the encumbrances by the relevant banks.

3.3               The Down Payment shall be released as follows:

3.3.1            Release as part of Aggregate Purchase Price: On the day payment becomes due in accordance with Clause 3.6, (i) all of the Down Payment and any accrued interest, except for EUR 1,000,000 (in words: one million Euro), shall be released to the Sellers in accordance with Clause 16.2, (the total amount hereby released to be deducted from the Aggregate Purchase Price (as defined in Clause 16.1)) and (ii) EUR 1,000,000 (in words: one million Euro) (Security For Claims) of the Down Payment shall remain in the Escrow Account I as security for any claim the PropCo Buyers and, for a period of 18 months after the Payment Date, the OpCo Transferees have against the Seller(s) under this PropCo Agreement and the OpCo Agreement, respectively. Each of the PropCo Buyers and the OpCo Transferees shall, during the first 15 months following the Payment Date, only have the right to make a claim against the Escrow Account I up to an amount of EUR 250,000 each. On the date that is 15 months after the Payment Date, the PropCo Buyers and OpCo Transferees shall provide each other with a statement of their unsatisfied valid claims against the Sellers. Each of the PropCo Buyers and OpCo Transferees will be entitled to a further withdrawal from the Escrow Account I in the relation that their respective valid unsatisfied claims bear to each other, e.g. if the PropCo Buyers have EUR 500,000 valid unsatisfied claims and the OpCo Transferees have EUR 250,000 valid unsatisfied claims, and assuming there is EUR 500,000 remaining in the Escrow Account I because each has already withdrawn their full EUR 250,000 from such account, then PropCo Buyers will be entitled to a further withdrawal of EUR 333,333 from the Escrow Account I and OpCo Transferees will be entitled to a withdrawal of EUR 166,667 from the Escrow Account I. PropCo Buyers acknowledge that the Sellers' interest in the Escrow Account I has been assigned to the Lender Banks, subject to the rights of the Sellers, PropCo Buyers and OpCo Transferees to such Escrow Account I as described herein and in the Escrow Agreement. If, on the date that is 15 months after the Payment Date, either the PropCo Buyers or OpCo Transferees have initiated any legal proceedings (Rechtshängigkeit) against the Sellers, then the procedure described above for establishing the relationship of unsatisfied PropCo Buyer claims to OpCo Transferee claims shall be delayed until all such pending legal proceedings have been finally determined and are subject to an enforceable judgment (Rechtkräftiges Urteil). For the avoidance of doubt, in the event the entire accumulated claims by PropCo Buyers and OpCo Transferees are since Payment Date below EUR 1,000,000 (even considering the claim for which legal proceedings are pending) such amount for which neither party has made a claim shall be released immediately.

PropCo Agreement

3.3.2            Release to Sellers: In case the transactions contemplated under this PropCo Agreement are not completed due to issues that arise out of the responsibility of the PropCo Buyers (including the PropCo Buyers’ investors and other financing sources, but excluding (i) cartel clearance, as long as the PropCo Buyers are in compliance with Clause 20, (ii) the mere non closing of the OpCo Agreement and (iii) any supplemental filing requested by the Notary or the land registers), subject to Sellers’ material compliance with the terms and conditions of this PropCo Agreement, the Down Payment plus interest accrued thereon shall be released from the Escrow Account I to the Sellers (Down Payment Seller Release I), payable to Sellers, but only if and to the extent the Sellers have a claim for damages (liquidated or otherwise) or a claim for payment of the Aggregate Purchase Price (as defined in Clause 16.1). In addition Sellers may exercise any other legal remedy they may have up to the full amount of the Aggregate Purchase Price (as defined in Clause 16.1), subject however to Clause 30.1. In any event a condition precedent for the Down Payment Seller Release I is that all Payment Conditions (as defined in Clause 3.6) have been fulfilled; or

3.3.3            Release to the Buyers: In case the transactions contemplated under this PropCo Agreement are not completed due to issues that arise out of the responsibility of the Sellers (including Capmark Finance Inc., Natixis (London Branch), Barclays Bank PLC (Lender Banks) and financial interims lending to Sellers, HoldCo or SSLI but excluding (i) the mere non closing of the OpCo Agreement and (ii) any supplemental filing requested by the Notary or the land registers), subject to PropCo Buyers’ material compliance with the terms and conditions of this PropCo Agreement, the Down Payment plus interest accrued thereon shall be released from the Escrow Account I to the PropCo Buyers (Down Payment PropCo Buyer Release) to an account of the PropCo Buyers as instructed in writing by the PropCo Buyers' Process Agent. In addition, the Sellers shall reimburse the PropCo Buyers up to an aggregate amount of EUR 750,000 (in words: seven hundred fifty thousand Euro) for their reasonable out of pocket transaction costs (including but not limited to financing costs and VAT, if applicable) related to the preparation and signing of (i) the memorandum of understanding dated as of 11/12 January 2010 (MoU) and (ii) this PropCo Agreement, both accrued (entstanden) with respect to services performed after 1 November 2009. However, further claims of the PropCo Buyers shall be excluded to the maximum extent permissible by law; or

3.3.4            Return to Buyers: In case the transactions contemplated under this PropCo Agreement are not completed in cases other than covered by Clauses 3.3.1 through 3.3.3 and unless the transactions contemplated under this PropCo Agreement are not completed due to the failure by the PropCo Buyer to (i) cause the funding of the Escrow Account I and Escrow Account II at a time when the PropCo Buyers are actually obligated to pay the Property Purchase Price under this PropCo Agreement because all Payment Conditions have been fulfilled or (ii) to comply with its obligations as set forth in Clause 20 of this PropCo Agreement, the Down Payment plus interest accrued thereon shall be released from the Escrow Account I to the PropCo Buyers to an account

PropCo Agreement

                of the PropCo Buyers as instructed in writing by the PropCo Buyers' Process Agent but in such case none of the Parties will be entitled to any cost reimbursement from, or have any claims against, any other Party.

The Escrow Agent shall release funds from Escrow Account I in accordance with the terms of the Escrow Agreement. The Parties shall provide the Escrow Agent without undue delay (unverzüglich) with the necessary information and instructions for the release of funds from the Escrow Account I as (i) foreseen in the Escrow Agreement as well as (ii) stipulated in Clauses 3.3.1 and 3.3.4.

3.4               Due to the security purpose of the Down Payment as described above in Clause 3.3.1, any balances on the Escrow Account I including interest accrued thereon shall be released to the Sellers in accordance with Clause 16.2 on the date falling eighteen (18) months after the Payment Date but only to the extent:

3.4.1            neither the PropCo Buyers nor the OpCo Transferees have initiated legal proceedings (Rechtshängigkeit) against the Seller(s) with regard to any guarantee or indemnification claim under this PropCo Agreement or the OpCo Agreement, respectively, or

3.4.2            the OpCo Transferees have not withdrawn funds from the Escrow Account II, as further described in Clause 3.20.

In case of Clause 3.4.1 or 3.4.2, the relevant amount shall continue to be held in escrow (and the balance released promptly) until: (i) a final and binding court decision has been made, with regard to such claim(s) in which event the amount in question shall be paid to the PropCo Buyers to an account of the PropCo Buyers as instructed in writing by the PropCo Buyers' Process Agent if and to the extent the relevant court has confirmed the claim of the PropCo Buyers and the remainder shall be paid to the Sellers (as to Clause 3.4.1), or (ii) the earlier of (x) three years after the Payment Date and (y) six months after the last of the actions required to be taken in accordance with the Steps Plan has been completed, or earlier upon mutual agreement (as to Clause 3.4.2).

The Escrow Agent shall release funds from Escrow Account I in accordance with the terms of the Escrow Agreement. The Parties shall provide the Escrow Agent without undue delay (unverzüglich) with the necessary information and instructions for the release of funds from the Escrow Account I as (i) foreseen in the Escrow Agreement as well as (ii) stipulated in Clause 3.4.

3.5               The PropCo Buyers have provided the Sellers with (i) a binding financing offer and (ii) finance commitments of investors (Zeichnungsscheine), copies of the documents referred to in (i) and (ii) are attached as Annex 3.5-1 showing financing of the Aggregate Purchase Price plus any real estate transfer tax, VAT payable by the PropCo Buyers (as limited by Clause 14) as well as the notary, filing fee and merger filings costs of the PropCo Buyers.

Attached as Annex 3.5-2 are copies of all of the security release agreements (Security Release Agreements) among, inter alia, the Seller PropCos, Seller OpCos and the Lender Banks, and the debt assumption agreements (Debt Assumption Agreements) among the Seller PropCos, Seller OpCos and SSLI governing

PropCo Agreement

the extinguishment of the debt owed by the Seller PropCos and Seller OpCos to the Lender Banks (Bank Debt).

3.6               The Property Purchase Price (i.e. as allocated to the respective Properties as shown in Annex 3.1) shall become due for payment on the last Business Day (Business Day means any day on which the commercial banks in Frankfurt am Main, Germany, are open for general business) of the month in which (i) the Notary has informed the PropCo Buyers’ Process Agent and the Seller's Process Agent in writing (relevant is the date of receipt of the Notary's letter by the PropCo Buyers’ Process Agent, receipt by confirmed facsimile being sufficient), that the payment conditions listed below in this Clause 3.6 and Clause 3.7 have been fulfilled and (ii) the other payment conditions listed below in Clauses 3.8 and 3.9 also have been fulfilled ((i) and (ii) together Payment Conditions, and each a Payment Condition). If the notice is received less than five (5) Business Days before the last Business Day of a month, the Property Purchase Price will become due for payment on the last Business Day of the following month. However, this does not apply if the notice is received in August 2010, in which case the Property Purchase Price will become due even if the notice is received less than five (5) Business Days before the last day of such month. In any event the Property Purchase Price will not become due for payment before three months and one calendar day have lapsed after the date on which the priority notice of conveyance (Auflassungsvormerkung) in accordance with §883 BGB (Priority Notice) has been filed and received by the land register of each Property in accordance with Clause 3.6.1. Immediately after the notarization of this PropCo Agreement the Notary will make the necessary filings for the registration of the Priority Notices in accordance with Clause 3.6.1 and will confirm receipt thereof by the respective land register of each Property. It is agreed between the Parties that receipt by the PropCo Buyers of a copy of the entry stamp (Eingangsstempel) showing the actual date of receipt will be required to evidence receipt by the respective land register of each Priority Notice. The Parties shall use reasonable best efforts to support the Notary in processing the Priority Notices in order to cause the receipt thereof by the respective land registers at the latest by 28 May 2010. In case a land register rejects an application for registration (Zurückweisung) of a Priority Notice or issues an interim injunction (Zwischenverfügung) solely with respect to Material Injunction, the three month and one calendar day period described above will begin only at the earlier of the date (i) for such Priority Notices being re-filed and received and not being rejected again or subject to a further Material Injunction or (ii) having been registered (Eintragung) by the applicable land register. A Material Injunction means an injunction that (i) is based on the fact that this deed is portly notarized in the English language or (ii) arises out of any material deficiency (materieller Mangel) of the application for registration of the Priority Notice.

Payment Conditions according to (i) above are:

3.6.1           a Priority Notice in accordance with Clause 9.1 of this PropCo Agreement has been registered in the land register of each Property ranking only after (i) such encumbrances which are assumed by the respective PropCo Buyer or to which the respective PropCo Buyer consented (especially based on Clause 8) and (ii) the existing liens (Grundpfandrechten) on the Properties to be released;

3.6.2           the Notary has received the necessary public approvals required for the implementation of this PropCo Agreement in relation to the transfer of the Properties including originals of the declaration of the respective municipality regarding the non-existence or non-exercise of a statutory pre-emptive right (Negativzeugnisse), however, not the clearance certificate relating to

PropCo Agreement

                the real estate transfer tax (Unbedenklichkeitsbescheinigung im Hinblick auf die Grunderwerbsteuer) of the tax authorities; and

3.6.3           the Merger Condition in accordance with Clause 20.1 has been fulfilled. Each Party will without undue delay (unverzüglich) forward to the Notary (i) the received written notices, orders or statements by the FCO in connection with Clauses 20.1.1, 20.1.2 and 20.1.5 (it is agreed between the Parties that receipt of any such document from one Party constitutes sufficient proof for purposes of Clause 3.6.3 that the Merger Condition has been fulfilled) or (ii) the signed statement attached as Annex 3.6.3 once the respective period referred to in Clauses 20.1.3 or 20.1.4 has lapsed without the Party signing the statement having received a respective notice by the FCO (it is agreed between the Parties that only receipt from all Parties of such notices constitutes sufficient proof for purposes of Clause 3.6.3 that the Merger Condition has been fulfilled).

3.7               Payment Conditions according to Clause 3.6 (i) are further that the Notary confirms that he has received (in a form satisfactory to him but in substance compliant with the requirements of the following Clauses):

3.7.1           the originals of the consent declarations (Lastenfreistellungserklärungen/ Löschungsbewilligungen) in the form required by § 29 German land register code (Grundbuchordnung) by the respective beneficiaries to the cancellation of all encumbrances in section III (Abteilung III) of the respective land registers not assumed by the respective PropCo Buyers; this payment condition shall be deemed satisfied if the Notary has confirmed that the consent declarations are in a form and substance necessary to cancel the encumbrances;

3.7.2           the originals of the letters by the respective beneficiaries (Treuhandauflagen) to make use of the cancellation declarations pursuant to Clause 3.7.1 (the use of the cancellation declarations to be either unconditional or conditional only upon receipt of (i) all agreed payments into Escrow Accounts I and II and (ii) receipt by the respective Lenders Bank of the Aggregate Purchase Price (as defined in Clause 16.1) (except for the aggregate amount of EUR 1,000,000 each remaining in Escrow Account I and II, respectively), notification of assignment, payment instruction and respective confirmations of the Notary, however, the aggregate amounts due not exceeding the Aggregate Purchase Price and the individual amounts due not exceeding the price per the relevant Properties and FF&E),

3.7.3           Confirmations of the Seller OpCos and the OpCo Transferees that the closing conditions in the OpCo Agreement, other than payment of the Aggregate Purchase Price and therefore full funding of Escrow Account I and Escrow Account II, have been fulfilled and that after the payment of the Aggregate Purchase Price and therefore funding of the Escrow Account II, neither the Seller OpCos nor the OpCo Transferees may withdraw from, terminate or otherwise hinder the closing of the OpCo Agreement.

3.8               The PropCo Buyers and the Sellers agree that the Property Purchase Price will only become due if the following further Payment Conditions are fulfilled:

was to verity the authenticity of the performance bonds.

PropCo Agreement

3.8.1            a DVD (containing copies of the documentation set forth in Annex 6.3-1(a)) as well as the originals of the performance bonds (Gewährleistungsbürgschaften) listed in Annex 6.5.2 have been handed over to the Notary both to be held in escrow according to the terms of the instructions to the Notary attached hereto as Annex 3.8.1 until after payment of the Aggregate Purchase Price after which they are to be released to the PropCo Buyers. Confirmation of the Notary that he has received the DVD and the originals of the performance bonds (Gewährleistungsbürgschaften) shall be deemed evidence that this Payment Condition has been fulfilled; the Notary is wither required to obtain knowledge of the conditions of such DVD.

3.8.2            all taxes in the meaning of § 3 German Tax Code (Abgabenordnung; AO), including all interest, duties or charges accessory to such taxes (Taxes); which have become due by one month prior to the Payment Date, have been paid, to be evidenced, in the discretion of PropCo Buyers, by copies of (i) the clearance certificates (Unbedenklichkeitsbescheinigung) or (ii) excerpts from the tax authorities with respect to tax accounts (Auszug der Finanzkassen);

3.8.3        all Tax returns required to be filed by or on behalf of the Sellers and HoldCo on or before the Payment Date have been prepared and filed to the extent that (i) these Tax returns relate in whole or in part to any Tax period (Veranlagungszeitraum) ending on or before the Payment Date and (ii) no extension of the filing deadline has been granted by the relevant taxing authority except as disclosed in Annex 3.8.3; and

3.8.4            Bank of America has consented to this PropCo Agreement.

3.9               Further, the PropCo Buyers and Sellers agree on the following Payment Conditions and other conditions with respect to debts of the Sellers and HoldCo:

3.9.1            Bank Debt: The Sellers shall have delivered (and SSLI shall procure that the Sellers deliver) (it being understood that the only remedy of a breach of such obligation would be the remedies provided for in Clause 3.3.3) a confirmation by the Lender Banks that all of the conditions precedent to the effectiveness set forth in the applicable Security Release Agreements, other than payment of the respective portion of the Aggregate Purchase Price, have been fulfilled.

3.9.2            Intercompany Debt: Attached hereto as Annex 3.9.2 is a list setting forth all debt owed by Seller PropCos, the Seller OpCos, the limited partners of the Seller PropCos that are subsidiaries of HoldCo, the general partners of the Seller PropCos, and/or HoldCo to their respective Affiliates (collectively and any update thereto referred to as intercompany debt (Intercompany Debt)) existing as of 30 April 2010. On the Payment Date, the management of the Sellers and HoldCo shall deliver either an update of the list of Intercompany Debt showing such debt existing as of end of the month preceding the month in which the Payment Date falls or a statement that there has been no change in the Intercompany Debt since the Signing Date.

PropCo Agreement

3.9.3            Third Party Debt: On the Payment Date the Sellers and HoldCo shall deliver (i) a certificate setting forth all debt owed by one or more of Seller PropCos, Seller OpCos, or HoldCo to one or more third parties, including Taxes, other than to the Lender Banks and Affiliates (collectively referred to as Third Party Debt)) (including estimates of Third Party Debt that has accrued but not yet been invoiced; but excluding any fees owed by HoldCo to Dr. Gop & Klingsöhr Projektentwicklung und Marktforschung GmbH, which fees will be paid out of the Aggregate Purchase Price on the Payment Date) as of the Payment Date to their best Knowledge (Third Party Debt Management Certificate), and (ii) SSLI shall make a cash transfer to the Sellers and HoldCo, as applicable, in the amount of any Third Party Debt set forth on the Third Party Debt Management Certificate to the extent necessary to extinguish the Third Party Debt due to insufficient funds in the Sellers.

3.10           The Sellers, ManCo and SSLI shall cause the Payment Conditions set forth in Clauses 3.7 (but as to Clause 3.7.3 only as it applies to the Seller PropCos), 3.8 and Clause 3.9 (it being understood that the only remedy of a breach of such obligation would be the remedies provided for in Clause 3.3.3) to be fulfilled.

3.11           The PropCo Buyer’s may waive any or all of the Payment Conditions described under Clause 3.7 through 3.9 in their discretion; with the exception of Clauses 3.7.3 and 3.8.4. The Parties shall promptly inform each other upon the fulfillment of any Payment Condition.

3.12           The PropCo Buyers are not obliged to review the information provided by the Lender Banks under Clauses 3.7.1 and 3.7.2.

3.13        In case the PropCo Buyers do not pay the Property Purchase Price when due according to Clause 3.6, they shall be obliged to pay default interest in an amount of 8 percentage points p.a. above the applicable base interest rate (Basiszinssatz) as defined in § 247 German Civil Code (BGB) and published by the German Federal Bank. In such case, the PropCo Buyers will be in payment default (and for the avoidance of doubt shall remain in payment default until the full outstanding amount including default interest is paid).

3.14           Each PropCo Buyer (als Teilschuldner) submits itself to immediate foreclosure (sofortige Zwangsvollstreckung) into all of its assets solely with regard to the portion of the Aggregate Purchase Price due from such PropCo Buyer and interest in the statutory amount. For purposes of foreclosure, interest shall be owed as of 1 September 2010. The Notary shall have the right to provide enforceable deeds to the Seller PropCos, but not before 1 September 2010, without the Seller PropCos having to evidence that the Aggregate Purchase Price has become due. The burden of proof shall not be affected by this submission to foreclosure. The Sellers shall only make use of the enforceable deeds in such a manner that any proceeds from the enforcement shall be handed over without undue delay (unverzüglich) to the Notary who, in turn, will distribute any proceeds in accordance with this PropCo Agreement, i.e. to the Lender Banks in accordance with the instructions in Clause 3.7.2, ands will deposit any balance (if any).

3.15           In case of payment default (Zahlungsverzug) on the Property Purchase Price after the Sellers having set a five (5) Business Days payment deadline by written warning letter (Mahnung mit Nachfrist), the Sellers shall have a right to rescind this PropCo Agreement in which event the Down Payment (including any interest accrued thereon) shall be released from the Escrow Account I to the Sellers as lump sum damages.

PropCo Agreement

               However, this does not apply if the Payment Conditions have been fulfilled by 31 August 2010, in which case the right to rescind shall be immediate (i.e. without any five (5) Business Days payment deadline by written warning letter (Mahnung mit Nachfrist) being necessary). In case the Sellers do not exercise their right to rescind this PropCo Agreement based on the payment default, (i) any operational deficits up to EUR 300,000 per month plus (ii) up to a maximum amount of EUR 150,000 for valid claims asserted by the OpCo Transferees under the OpCo Agreement caused by a delay of closing of this transaction by one month or more (i.e. until the last Business Day of one of the following months), will be born by the PropCo Buyers also by way of indemnification of the Sellers for any such deficits and claims.

3.16           Either Party may rescind this PropCo Agreement in case the Payment Conditions have not been fulfilled, unless such Party is responsible for the non-fulfillment of such Payment Condition, by 2 November 2010 (Long Stop Date) by written notice to the other Party (the rescinding party shall send a copy of such declaration to the Notary for purely evidentiary purposes, i.e. such copy shall not be required for the validity of the rescission) in which event the Down Payment (including any interest accrued thereon) shall be released from the Escrow Account I to the PropCo Buyers (unless the PropCo Buyers are responsible for the non fulfillment of such Payment Condition).

3.17           The Parties agree that the sale of (i) the Properties and (ii) the FF&E form, in legal terms, a sale and purchase as a whole and that, therefore, any Party may only exercise a right of rescission (by and through the respective Sellers' Process Agent or PropCo Buyers' Process Agent) with respect to all Properties and all Parts of this PropCo Agreement (i.e. including their respective FF&E of each Property) and not with respect to individual Properties only. In case of any rescission, any rights of the Parties on whatever legal basis – save for the provisions on confidentiality pursuant to Clause 24, on notices / process agent pursuant to Clause 25, on implementation / power of attorney pursuant to Clause 26, on expenses / property transfer tax pursuant to Clause 28 and on choice of law / jurisdiction pursuant to Clauses 31 and 32 – shall be excluded. For the avoidance of doubt, the right to rescind this PropCo Agreement terminates once the Payment Conditions pursuant to Clause 3.6 are fulfilled except for the right to rescission under Clause 3.15.

3.18           Notwithstanding any other provision in this PropCo Agreement, if (i) one or more municipalities exercise their statutory pre-emptive right or (ii) a land register rejects the application for Priority Notice or issues a Material Injunction with respect to a Priority Notice, the Parties shall as to (i) above negotiate in good faith a mutually acceptable transaction that does not include the respective Properties but only those remaining and as to (ii) above close those Properties for which priority notices of conveyances have been registered without a Material Injunction and work on a mutually acceptable transaction as to those where Material Injunctions have been received.

3.19           Interest under this PropCo Agreement shall be calculated on the basis of days elapsed (any fractional day shall count as a full day) and a calendar year of 360 days.

3.20           Of the Property Purchase Price, the PropCo Buyers shall pay the amount of EUR 1,000,000 (in words: one million Euro) on the Payment Date into an escrow account (Escrow Account II). Escrow Account II consists of three escrow account (Anderkonten) (Escrow Sub Account II-1, Escrow Sub Account II-2 and Escrow Sub Account II-3) which will be, for purposes of this PropCo Agreement, referred to in their entirety as Escrow Account II. The copy of the escrow agreement in relation to the Escrow Account II is attached hereto as Annex 3.2. This amount (Security For Taxes) shall serve as security should a claim for

PropCo Agreement

               Taxes be raised against one or more of the Sellers and/or HoldCo and such Tax claim leads to one or more of the Sellers and/or HoldCo having a reason to file for insolvency or insolvency proceedings being initiated (Antrag auf Eröffnung des Insolvenzverfahrens) or opened (Eröffnung des Insolvenzverfahrens) unless such initiation or opening is, in the case of an initiation, rejected (Abweisung des Insolvenzantrags) or withdrawn due to the reason to file for insolvency (Insolvenzgrund) having been cured (Rücknahme des Insolvenzantrags), or, in the case of an opening, discontinued (Einstellung des Insolvenzverfahrens) within ten (10) Business Days. The Security For Taxes shall be directly released to the tax authorities from the Escrow Account II upon request of the respective PropCo Buyer to extinguish Taxes claimed against one or more of the Sellers and/or HoldCo, any residual amount of the Security For Taxes, including accrued interest thereon, will be released to the Sellers to the account set forth in Clause 16.2. The PropCo Buyers acknowledge that they do not have any rights with respect to the Escrow Account II until the date that is thirteen months after the Payment Date and that during the thirteen months following the Payment Date, only the OpCo Transferees may exercise any rights with regard to the Escrow Account II. An amount equivalent to the amount of Escrow Account II that has been paid to the OpCo Transferees within the first thirteen months after the Payment Date, will remain in Escrow Account I (to the extent available) after the lapse of eighteen months following the Payment Date and before distribution to the Sellers in accordance with Clause 3.4. This amount will serve the same security purpose as the Security For Taxes as stipulated in this Clause 3.20. Any amounts remaining in the Escrow Account I (due to the above requirement) and Escrow Account II will be released to the Sellers upon the earlier of (i) three years after the Payment Date and (ii) the date that is six months after the last of the actions required to be taken according to the Steps Plan has been completed. PropCo Buyers acknowledge that the interest in the Escrow Account II has been assigned to the Lender Banks, subject to the rights of the Sellers, PropCo Buyers and OpCo Transferees to such Escrow Account II as described herein and in the Escrow Agreement.

The Escrow Agent shall release funds from Escrow Account II in accordance with the terms of the Escrow Agreement. The Parties shall provide the Escrow Agent with the necessary information and instructions foreseen in the Escrow Agreement for the release of funds from Escrow Account II.

4.                  Value Added Tax

4.1               The Parties assume that the sale and transfer of the Properties as provided in this PropCo Agreement neither collectively nor individually constitute the sale and transfer of a going concern (keine Geschäftsveräußerung im Ganzen) pursuant to § 1 para.1a German Value Added Tax Act (Umsatzsteuergesetz - UStG). The sale and transfer of the Properties is VAT exempt pursuant to § 4 No. 9 lit. a) UStG, unless the Seller waives this VAT-exemption and exercises its option pursuant to § 9 para. 1 in connection with § 4 No. 9 lit. a) UStG to make the sale and transfer of the Property subject to VAT, as further set forth in Clause 4.2. With the exception in Clause 4.2, the Sellers undertake not to exercise their option rights pursuant to § 9 para. 1 in connection with § 4 No. 9 lit. a) UStG.

4.2               Part of the Oberursel Property is rented by way of VAT-able commercial lease to tegut... Gutberlet Stiftung & Co. (Tegut Premises). Oberursel PropCo herewith waives the VAT-exemption and exercises its option to make the sale and transfer of the Oberursel Property subject to VAT according to § 9 para 1, para 3 sentence 2 UStG, to the extent the sale and transfer relates to the Tegut Premises. The Purchase Price for the Tegut Premises represents 9.38% of the overall purchase price for the Oberursel Property (a floor plan of the Tegut Premises is attached as Annex 4.2). In this connection the relevant Seller guarantees in the

PropCo Agreement

               meaning of § 311 BGB that it has validly opted for VAT with respect to the rental services regarding the Tegut Premises and that to the Knowledge of the relevant Seller PropCo there are no facts or circumstances which have the consequence that this VAT option is in part or in full invalid. The Sellers shall hand over to the PropCo Buyers the original lease, including all amendments, with respect to the Tegut Premises on or after the Payment Date.

4.3               In the event that the competent tax office does not acknowledge the partial waiver of the VAT-exemption and / or the segmentation of the building parts as mentioned above under Clause 4.2., the Oberursel PropCo shall be authorized and obliged to issue a supplemental deed (Nachtragsurkunde) at the Oberursel PropCo's expense in which the Oberursel PropCo waives the VAT-exemption as mentioned above under Clause 4.2 in accordance with the requirements of the competent tax office.

4.4               Since with respect to the Tegut Premises the VAT liability is shifted to the PropCo Buyer of the Oberursel property pursuant to § 13b UStG, the relevant amount of VAT will be paid by the Oberursel PropCo Buyer directly to the competent tax authority when due. The Oberusel PropCo Buyer guarantees that it is an entrepreneur (Unternehmer) for VAT purposes and that it will continue to lease the Tegut Premises subject to VAT.

4.5               The Oberursel PropCo shall deliver a proper invoice accordant to § 14 para 4 UStG in which Oberursel PropCo sets forth the VAT-liability of the Oberursel PropCo Buyer.

4.6               The Sellers shall inform the competent tax authorities about the sale and transfer of the Properties and apply for a special VAT audit (Umsatzsteuersonderprüfung) to confirm the assumption of the Parties that the sale and transfer of the Properties neither collectively nor individually constitute the sale and transfer of a going concern. In the event that the competent tax office is of the opinion that the sale and transfer of the Properties collectively or individually does constitute a sale and transfer of a going concern, the following shall apply: The respective Seller PropCo shall provide to the PropCo Buyers all information and deliver copies of all documents necessary or beneficial for the conduct of an input VAT readjustment according to § 15a UStG (Umsatzsteuerberichtigung) within one (1) month after the respective written notice by the tax office has been issued.

5.                  Encumbrances, Public Levies

5.1               The encumbrances of the Properties registered in section II (Abteilung II) of the land register (Grundbuch) of the Properties as well as the public easements (Baulasten) of the Properties as shown in Annexes 1.1 and 1.2 will be assumed by the PropCo Buyers unless listed in Annex 5.1-1. With regard to the encumbrances of the Properties registered in section III (Abteilung III) of the land register (Grundbuch) of the Properties only those that are listed in Annex 5.1-2 will be assumed. With regard to the assumed encumbrances of the Properties registered in section II (Abteilung II), the PropCo Buyers will also assume the underlying obligations. The Parties share the view that the encumbrances assumed pursuant to this PropCo Agreement do not materially reduce the value of the Properties.

PropCo Agreement

5.2               Any liens/encumbrances on the Properties assumed pursuant to this PropCo Agreement will be assumed without any effect on the Property Purchase Price. The Parties – each in relation to the respective Property as set forth in Clause 2 – hereby consent to the cancellation of the encumbrances not assumed by the PropCo Buyers and apply for the respective registration in the land register.

5.3               If registered rights (eingetragene Rechte), ownership rights (Eigentümerrechte) or withdrawal claims (Rückgewähransprüche) are created prior to the registration of the PropCo Buyers as owners of the Properties in the land register, such ownership rights and withdrawal claims are hereby assigned to the PropCo Buyers with effect as of the Payment Date. The PropCo Buyers accept such assignment.

5.4               The PropCo Buyers assume existing old encumbrances (altrechtliche Dienstbarkeiten), if any, not registered in the land register.

5.5               The respective Seller PropCo bears the public service development charges and other residents’ or occupiers’ levies (i.e. all development contributions (Erschließungsbeiträge) related to the Properties according to the German Building Code (Baugesetzbuch) and contributions according to the Local Contribution Ordinance (Kommunalabgabengesetz)) with respect to construction measures which as of the Payment Date have been carried out or are pending (Public Charges). The Parties shall reimburse each other in case of demands for payment of Public Charges which do not comply with the provisions set forth herein. See also Clause 6.2.

6.                  Transfer of Properties

6.1               The Parties shall cooperate prior to and on the transfer of physical possession of the Properties in order to ensure that this PropCo Agreement is efficiently and timely consummated.

6.2               Any risk, benefits and charges (Besitz, Nutzen und Lasten) with respect to the Properties will transfer from the Seller PropCos to the PropCo Buyers (i.e. the usufruct rights (Nutzungen) and obligations (Lasten) on expiration (24:00 CET) of the day the payment of the Aggregate Purchase Price is made and received (Payment Date) and shall be borne by PropCo Buyers immediately upon the beginning of the day following the Payment Date (00:00 CET). The PropCo Buyers shall assume all rights and obligations resulting from the ownership of the Properties immediately upon the beginning of the day following the Payment Date (00:00 CET) but not with respect to the insurances for which Clause 6.4 shall be decisive. Subject to Clause 5.5, the charges, real estate taxes, real estate levies, insurance premiums or other public charges (Charges) shall be shared between the Seller PropCos and the PropCo Buyers as of the Payment Date on a pro rata temporis basis, i.e. if there is, for example, an invoice covering fees for the entire calendar year which becomes due for payment in December 2010 (and assuming the Payment Date to be 31 August 2010) then the Seller PropCos shall be responsible for two thirds of such annual fee and PropCo Buyers shall be responsible for one third of such annual fee. The Parties shall reimburse each other for payments of Charges in accordance with this Clause 6.2. In the event the Payment Date does not fall on the last calendar day of a month (e.g. 29 October 2010), the transfer according to the first two sentences of the Clause 6.2 shall occur at 24:00 CET/00:00 CET of such last day of the calendar months (e.g. 31 October 2010/1 November 2010).

6.3               The Sellers shall, and shall cause their Affiliates and third parties to, (i) hand over to the PropCo Buyers or a third party nominated by the PropCo Buyers all documents relating to the Properties all of which are

PropCo Agreement

               listed in Annex 6.3-1(a) as hard copies on or after the Payment Date and (ii) use reasonable best efforts to locate and hand over the additional missing documents listed in Annex 6.3-1(b) by the Payment Date, without any obligation to refurbish any documents listed in Annex 6.3-1(b), to the extent legally permissible under applicable statutory rules and regulations (especially applicable data protection laws). The Seller PropCos undertake to promptly deliver to the PropCo Buyers any documents relating to the Properties which the Seller PropCos may receive thereafter or after the Payment Date. The Seller PropCos shall hand over any spare keys or spare code cards for the Properties to the PropCo Buyers on the Payment Date. All other keys or code cards are used by the persons as listed in Annex 6.3-2 which also contains an overview of the locking system (Schließplan) of the Properties. Seller PropCos and the PropCo Buyers shall (and PropCo Buyers shall ensure any lessee of the Properties shall) afford to each other as well as their respective counsel, accountants, and other designated representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours and upon reasonable notice, to all books, records, documents and communications relating to the Properties and within the knowledge, possession, custody or control of the respective other Party and to the extent such documentation is required to comply with its statutory obligations under applicable law. As of the beginning of the day following the Payment Date (00:00 CET), the PropCo Buyers are liable for the premises (tragen die Verkehrssicherungspflicht) and any third party risk (Haftpflichtrisiko).

6.4               Deviating from the statutory provisions, the PropCo Buyers acknowledge that they will not assume the existing insurance contract but shall procure insurance for the Properties as of the beginning of the day following the Payment Date (00:00 CET). SSLI will obtain coverage for the PropCo Buyers under the existing insurance policies from the day following Signing Date up to and including the Payment Date as additional named insured under the existing insurance policies for the Properties and will use best efforts to provide similar insurance coverage under any future insurance policy, in the event the existing insurance policies are replaced. Annex 6.4-1 contains a list of insurance claims pending as of the date hereof. The existing insurance policies also cover the FF&E and any such future policies will also cover FF&E. The PropCo Buyers shall without undue delay (unverzüglich) inform the existing insurance companies as listed in Annex 6.4-2 about the acquisition of the Properties and the new insurance policies entered into. SSLI covenants to (i) opt for payment of "replacement of costs" under the existing insurance policies, (ii) pass through any such payments under the insurance policies received for insured events of the Properties (including the FF&E) to the PropCo Buyers and (iii) will use best efforts to assign, to the extent legally possible, any claims under the future insurance policies, if any, for destroyed Property or FF&E. No further obligations will be owed by the Seller PropCos unless statutorily provided for.

6.5               ManCo, Camphausen PropCo and Reinbek PropCo are contracting parties to the construction agreements (as amended from time to time), the architectural agreements as well as other construction related agreements (all as listed in Annex 6.5.1). With effect as of the beginning of the day following the Payment Date (00:00 CET), ManCo and the Seller PropCos hereby assign, and to the extent ManCo or Seller PropCos are not a party to the respective agreements they shall cause to be assigned, to the extent legally permissible:

6.5.1           any claim held by such entities against non Affiliates (i.e. in particular against the respective contracting counter party) under and in connection with the construction agreements (as amended from time to time), the architectural agreements as well as other construction related agreements

PropCo Agreement

                (all as listed in Annex 6.5.1) provided that for such matters for which the Sellers or their Affiliates are or will become liable under this PropCo Agreement which are covered by such claims assigned under this Clause 6.5.1, such assignment is made with discharging effect (an Erfüllungs statt) of the respective liability of the Seller or its Affiliates; and

6.5.2           any securities (Sicherheiten) – especially the performance bonds (Gewährleistungsbürgschaften) as listed in Annex 6.5.2 –, the intellectual property rights related to the construction under and in connection with the construction agreements (as amended from time to time) as well as other construction related agreements (all as listed in Annex 6.5.1) and any rights that were assigned to ManCo against any sub-contractors. With respect to the performance bonds (Gewährleistungsbürgschaften), the current holder of the original certificate will deposit such original with the Notary in accordance with Clause 3.8.1 and the PropCo Buyers hereby undertake that they will release the performance bonds (Gewährleistungsbürgschaften) to the respective contractor in the event the respective contractor requests so in accordance with the release provisions under the respective construction agreement and hereby indemnifies the respective Seller from any Damages relating to any failure to abide by the terms in this Clause 6.5.2.

PropCo Buyer herewith accepts such assignment. The Seller PropCos produced evidence satisfactory to Buyer PropCos that all payment obligations of ManCo and the Seller PropCos resulting from the contracts mentioned in Clause 6.5.1 have been fulfilled. By assigning the abovementioned rights and securities, ManCo is fulfilling its obligations under the development agreements between it and the Seller PropCos in compliance with its function of centrally coordinating and procuring services for its Affiliates and the consideration to be paid to ManCo for such assignments will be handled internally among ManCo and its Affiliates.

6.6               The PropCo Buyers shall assume the maintenance, supply and other property related agreements listed in Annex 6.6. With regard to the assumed agreements, Clause 3.2 of the OpCo Agreement applies mutatis mutandis.

7.                  Guarantees, Indemnities

7.1               The Seller PropCos shall grant unrestricted possession of and title to the Properties free of the encumbrances in accordance with Clause 5.1.

7.2               The Properties are sold and transferred in their present condition, which is known to the PropCo Buyers, unless otherwise agreed under this PropCo Agreement, and the PropCo Buyers reviewed the Properties as described in "WHEREAS (D)" above. To that extent, the PropCo Buyers' rights because of defects (as to the Properties and buildings), in particular with respect to any apparent or hidden defects, are excluded to the maximum extent permitted by law unless a specific condition is agreed upon in this PropCo Agreement. The Seller PropCos do not owe (nor guarantee or represent) a particular square measure (Flächenmaß) or give any guarantees with respect to certain fire insurance values, unless otherwise agreed under this PropCo Agreement. The Seller PropCos herewith assign (to the extent legally permissible) to PropCo Buyers, which accept such assignment, any recourse claims against their predecessors in title (Voreigentümer) under the condition precedent (aufschiebende Bedingung) of full and final payment of the Aggregate Purchase Price (as defined in Clause 16.1).

PropCo Agreement

7.3               Each of the Seller PropCos guarantees, with respect to its respective Property, by way of an independent guarantee within the meaning of § 311 para. 1 BGB (selbständiges Garantieversprechen i.S.d. § 311 Abs. 1 BGB) – it being understood that the statements shall neither constitute a quality guarantee concerning the object of the purchase within the meaning of § 443 BGB (Garantie für die Beschaffenheit der Sache i.S.d. § 443 BGB) nor a guarantee as to quantity –that at the Signing Date and at the Payment Date (provided that such guarantees which are subject to Knowledge (Knowledge means the actual knowledge of those persons listed in Annex 7.3) shall only be given as of the Signing Date and that guarantees which are expressly given as of a specific date shall be true and correct only as of such date):

7.3.1           they are the unrestricted legal owners of the Properties; the Properties are not subject to any conveyance (Auflassung), disposition (Verfügung) or any sale, contribution or other contractual arrangement creating an obligation to transfer the Properties or to create or change any encumbrances unless expressly provided for in this PropCo Agreement and as listed in Annex 7.3.1; no changes in the land register or public easement register to the status as described above in Clause 1 have been registered or applied for, unless expressly stated differently in this PropCo Agreement;

7.3.2           to the Knowledge of the respective Seller PropCos, the Properties are neither located in a refurbishment area, a development area, reapportionment area, an area that is subject to a development freeze, nor an area subject to a preservation statute nor subject to monument protection except as expressly disclosed in Annex 7.3.2;

7.3.3           as of the Signing Date, the current construction of the Properties and the current use of the Properties are permitted under public law and no unfulfilled orders by public authorities exist except as expressly disclosed in Annex 7.3.3;

7.3.4           as of the Signing Date, no facilities or equipment on neighboring properties are required for the operation and functionality of the Properties except for public supply facilities or except as expressly disclosed in Annex 7.3.4;

7.3.5           to the Knowledge of the respective Seller PropCos, the buildings have no material hidden defects;

7.3.6           the insurance premiums for the insurances of the Properties and the buildings (including the FF&E) have been paid for the period until the Payment Date;

7.3.7           as of the date of this PropCo Agreement, there are no disputes or litigations properly served (rechtshängig) or to the Knowledge of the Sellers pending (anhängig) upon or against SSLI or any of its Affiliates either before a court, an arbitration tribunal, an administration or otherwise, criminal proceedings or investigations or other investigations by any authority, relating to any of the Properties, and to the Knowledge of the Sellers no such disputes, litigation proceedings or investigations have been threatened in writing (in each case in excess of EUR 25,000) except for the default claims expressly disclosed in Annex 7.3.7, which will be settled upon payment of the Aggregate Purchase Price;

PropCo Agreement

7.3.8           no lease agreements or other agreements granting a right of use exist for the Properties except as expressly disclosed in Annex 7.3.8-1; furthermore, the lease agreements currently in place as set out in Annex 7.3.8-2 have or will be terminated with effect as of the Payment Date;

7.3.9           to the Knowledge of the Sellers, no old encumbrances (altrechtliche Dienstbarkeiten) exist that are not registered in the land register;

7.3.10        there are no charges or levies outstanding that are not entered into the respective land register and, to the Knowledge of the Sellers, there are no planned development measures (in each case except as expressly disclosed in Annex 7.3.10);

7.3.11        the Seller PropCos do not have any employees (e.g. caretaker) which will transfer to the PropCo Buyers according to § 613a German Civil Code,

7.3.12        to the Knowledge of the Sellers, unless expressly disclosed in Annex 7.3.12, there are no contaminations of the Properties within the meaning of § 2 para. 3 to 6 Federal Soil Protection Act (Bundesbodenschutzgesetz / BBodSchG) as well as any hazardous material (e.g. asbestos, mould, dry rot, house fungus or xylophaga) of the buildings (together Contamination) which cause the need for any remedial action;

7.3.13        Annex 7.3.13 (i) sets forth a true and a complete list and (ii) contains copies of all subordination agreements (Rangrücktrittserklärungen), which are, without changes or amendments, in full force and effect as of the Signing Date, subordinating the Intercompany Debt to the claims of all other subordinated creditors (Rangrücktritt i.S.d. § 39 Abs. 2 InsO) to which one or more of the Sellers and/or HoldCo are a party;

7.3.14        Any and all taxes which refer to the business operations of the Sellers (Betriebssteuern), in the meaning of § 75 General Tax Code (Abgabenordnung) (Business Taxes), all real estate tax and any claim for reimbursement of tax rebates which were declared or assessed on or before Signing Date have been fully paid. Additionally, any and all Business Taxes and tax rebates which will be declared or assessed between the Signing Date and up to and including the Payment Date will be paid in the full amount and in due time. In case any of the PropCo Buyers becomes liable under § 75 General Tax Code or § 11 para 2 Real Estate Tax Code (Grundsteuergesetz) vis-à-vis the German tax authorities, the Sellers will indemnify, by no more than five Business Days after receipt of a written request from the PropCo Buyer, such PropCo Buyer for any and all claims vis-à-vis the German tax authorities resulting from such liability including any expenditure incurred by such PropCo Buyer that is caused or otherwise related to such claims. The PropCo Buyers shall take reasonable administrative or legal measures against the actions of the German tax authorities on the request of the respective Seller PropCo. For this purpose, the Seller PropCos will provide to the respective PropCo Buyer any information that is necessary or helpful for taking such measures. The PropCo Buyers are obliged to inform the German tax authorities regarding the conclusion of this PropCo Agreement and the start of their business within three weeks after the Payment Date.

PropCo Agreement

8.                  Power to encumber the Properties

8.1               The Seller PropCos hereby authorize the PropCo Buyers and both Parties authorize the Notary under release from personal liability as well as under release from the restrictions of § 181 BGB, to encumber the Properties with immediately enforceable (§ 800 German Code on Civil Procedure / Zivilprozessordnung / ZPO) land charges in favor of the financing banks of the PropCo Buyers (including the creation of comprehensive land charges) in the maximum amount of up to EUR 40 million plus interest of 20% p.a. in any amount from today and a single ancillary payment of up to 10% in any amount and to consent to immediate enforcement on the encumbered property on behalf of the relevant owner of the Properties and to approve of and apply for changes in priority as well as to make and accept any declarations of purpose and all other representations necessary for the encumbrance of the Properties by way of a declaration before the Notary or his officially appointed substitute.

8.2               The authorization is restricted as (i) the Seller PropCos assume no personal liability whatsoever under or in connection with any land charges granted according to Clause 8.1 and (ii) the purpose (Zweckbestimmung) of the land charges in the respective land charge granting deeds (Grundschuldbestellungsurkunden) will, until the Aggregate Purchase Price (as defined in Clause 16.1) has been paid in full, be restricted to solely allow for the land charges to serve as security for the Aggregate Purchase Price (as defined in Clause 16.1) which is financed and actually paid to the Sellers.

8.3               The Notary has pointed out that, as a rule, the creditors of land charges demand that the PropCo Buyer, in addition to the granting of a land charge, provides a notarial acknowledgement of debt and consents to immediate enforcement of the notarial deed on its entire assets with respect to the acknowledged debt. The Notary has informed the PropCo Buyers of the consequences resulting therefrom.

8.4               The PropCo Buyers hereby irrevocably instruct the creditors of the land charges to effect payments according to the payment provisions agreed herein upon maturity of the Aggregate Purchase Price (as defined in Clause 16.1).

8.5               The Notary is hereby instructed to provide enforceable copies of the deeds on the creation of the land charges (vollstreckbare Ausfertigungen) to the relevant creditors only when the relevant creditors have confirmed in writing that they will observe the above agreement on the security purpose of the land charges and payment instruction.

9.                  Priority Notice of Conveyance, Conveyance / Auflassungsvormerkung, Auflassung

9.1               Each Seller PropCo – in relation to the respective Property as set forth in Clause 2 – consents to and each Seller PropCo and each PropCo Buyer – in relation to the respective Property as set forth in Clause 2 – applies for the registration of Priority Notices on the respective Property in favor of the respective PropCo Buyer in order to secure the respective PropCo Buyer's claim to conveyance of title in the land register encumbering each of the Properties. The PropCo Buyers consent to and hereby apply for the cancellation of Priority Notices registered on the basis of the above-mentioned consents of the Seller PropCos, provided that ownership of the Properties is entered into the register in the order of the respective Priority Notice. Partial completion (Teilvollzug) is permissible.

9.1     Jeder PropCo Verkäufer bewilligt – in Bezug auf das jeweilige Grundstück, wie in Ziffer 2 dargelegt – die Eintragung von Vormerkungen für das jeweilige Grundstück zugunsten des jeweiligen PropCo Käufer, um den Anspruch der PropCo Käufer auf Eigentumsübertragung zu sichern, und der jeweilige PropCo Verkäufer und PropCo Käufer – in Bezug auf die Grundstück, wie in Ziffer 2 dargelegt - beantragen die Eintragung derselben. Die PropCo Verkäufer bewilligen und beantragen die Löschung der Vormerkungen, die auf der Grundlage der vorstehenden Bewilligung der PropCo Verkäufer eingetragen wurden, sofern die Eintragung als Eigentümer der Liegenschaften im Rang der entsprechenden Vormerkung erfolgt ist. Ein Teilvollzug ist zulässig

Each PropCo Buyer – in relation to the respective Property as set forth in Clause 2 – consents to and each Seller PropCo – in relation to the respective Property as set forth in Clause 2 – applies for registration of a reservation in rank with the Priority Notices for the land charges still to be registered pursuant to Clause 8 up to an amount of EUR 40 million plus up to 20% interest p.a. and a single ancillary payment of up to 10% which may also be exercised in partial amounts. Each PropCo Buyer - in relation to the Property as set forth in Clause 2 - further applies for the cancellation of such Priority Notice upon its registration as owner in the land register, provided that no other registrations have been made in the land register in the meantime which respective PropCo Buyer has not approved.

Jeder PropCo Verkäufer stimmt – in Bezug auf die jeweilige Grundstück, wie in Ziffer 2 dargelegt – zu und jeder PropCo Käufer beantragt – in Bezug auf das jeweilige Grundstück, wie in Ziffer 2 dargelegt – die Eintragung eines Rangvorbehalts mit der Vormerkung für die noch gemäß Ziffer 8 einzutragenden Gesamtgrundpfandrechte bis zu einer Höhe von EUR 40 Millionen zuzüglich bis zu 20 % Zinsen jährlich und einer einzelnen Zusatzzahlung von bis zu 10%, die auch in Teilbeträgen ausgeübt werden können. Jeder PropCo Käufer beantragt ferner - in Bezug auf das jeweilige Grundstück, wie in Ziffer 2 dargelegt – die Löschung dieser Vormerkung mit seiner Eintragung als Eigentümer im Grundbuch, vorausgesetzt das Eigentum wird im Rang der Vormerkung eingetragen .

9.2               Each Seller PropCo and each PropCo Buyer – in relation to the respective Property as set forth in Clause 2 – herewith agrees that title to the respective Property shall be transferred to the respective PropCo Buyer as sole owner. Each Seller PropCo – in relation to the respective Property as set forth in Clause 2 – consents (bewilligt) to and each PropCo Buyer – in relation to the respective Property as set forth in Clause 2 – applies for the registration of the transfer of title in the land register. Partial completion (Teilvollzug) is permissible.

9.2     Jede PropCo Verkäufer und jeder PropCo Käufer vereinbaren hiermit – in Bezug auf die jeweilige Grundstück, wie in Ziffer 2 dargelegt –, dass das Eigentumsrecht an dem jeweiligen Grundstück auf den jeweiligen PropCo Käufer als alleinigem Eigentümer übertragen wird. Jede PropCo Verkäufer bewilligt – in Bezug auf das jeweilige Grundstück, wie in Ziffer 2 dargelegt – und jeder PropCo Käufer beantragt – in Bezug auf das jeweilige Grundstück, wie in Ziffer 2 dargelegt – die Eintragung der Übertragung des Eigentumsrechts in dem Grundbuch. Ein Teilvollzug ist zulässig.

9.3               The Notary is hereby instructed to apply for the registration of the change of ownership only after full payment of the Property Purchase Price and receipt of clearance certificates (Unbedenlichkeitsbescheinigungen) with respect to real estate transfer tax has been proven to him by written confirmation by the Seller PropCos with respect to the full payment of the purchase price and by PropCo Buyers with respect to the full payment of real estate transfer tax, which the Seller PropCos and PropCo Buyers shall issue promptly, or of the PropCo Buyers' bank, and not to issue any official or certified copy of this deed containing this conveyance, it being understood that payment into the Escrow Account I and Escrow Account II shall be deemed to be a payment of a portion of the Aggregate Purchase Price with deliberating effect (see Clause 16.2),

9.3     Der Notar wird hiermit beauftrag, die Eintragung der Eigentumsänderung nur zu beantragen, nachdem die vollständige Zahlung des Grundstückskaufpreises und der Eingang einer Unbedenklichkeitsbescheinigung hinsichtlich der Grunderwerbssteuer ihm gegenüber durch die PropCo Verkäufer hinsichtlich der vollständigen Zahlung des Kaufpreises und durch die PropCo Käufer hinsichtlich der vollständigen Zahlung der Grunderwerbsteuer jeweils schriftlich bestätigt wurde, wobei dies PropCo Verkäufer und PropCo Käufer unverzüglich vorzunehmen haben, oder durch die Bank der PropCo Käufer nachgewiesen wurde, und kein offizielles oder beglaubigtes Exemplar dieser Urkunde auszustellen, das diese Grundstücksübertragung enthält. Dabei besteht Einigkeit darüber, dass eine Zahlung auf das Treuhandkonto I und das Treuhandkonto II als Zahlung auf einen Teil des Gesamtkaufpreises mit befreiender Wirkung anzusehen ist (vgl. Ziffer 16.2).

9.4               If and to the extent §§ 885 para.2 BGB (German Civil Code), 44 para.2 GBO (German Real Estate Code) require the reference to a German language document (legal condition / Rechtsbedingung), the Parties shall notarize a German language document of this deed; to this effect the above for mentioned declarations (Bewilligungen) and requests (Anträge) are hereby amended to reflect that a future fully German deed containing claims for conveying ownership shall be secured.

9.4     Falls und soweit §§ 885 Abs. 2 BGB, 44 Abs. 2 GBO Bezugnahme auf eine original-sprachig deutsch abgefasste Urkunde verlangen (Rechtsbedingung), sind die Vertragsteile verpflichtet, die entsprechenden Bestimmungen gegenwärtiger Niederschrift original-deutschsprachig beurkunden zu lassen; im Hinblick hierauf sind die vorstehend niedergelegten Bewilligungen und Anträge hiermit dahingehend ergänzt, dass auch die durch Bezugnahme auf die künftig originalsprachig deutsch dokumentierten Ansprüche auf Eigentumsverschaffung gesichert sind.

PropCo Agreement

PART B: FF&E PURCHASE AGREEMENT

10.               Purchase Object

10.1           The objects of purchase under this part B are all of the furniture and equipment as well as all of the inventory (including software licenses but excluding all software licenses of DeTeWeOpas and Microsoft) of the Seller OpCos, all of which are set forth in Annex 10.1 (FF&E) on an as is/where is basis (wie besehen).

10.2           The FF&E also includes all new inventories corresponding to any category of items listed in Annex 10.1 which will be acquired by any of the Seller OpCos in the ordinary course of business consistent with past practice on or after the date hereof until the Payment Date (for the avoidance of doubt, even if not listed in Annex 10.1). Any FF&E disposed of by any of the Seller OpCos in the ordinary course, in any event with the standard of care of a prudent businessman on or after the date hereof until the Payment Date will be excluded from the definition of FF&E (for the avoidance of doubt, even if listed in Annex 10.1). Nevertheless, all items that are necessary to operate the Businesses are deemed to be FF&E.

11.               Sale

Each Seller OpCo hereby sells its FF&E to the applicable PropCo Buyer. Regarding the allocation of the FF&E to each PropCo Buyer, Clause 2 shall apply mutatis mutandis. Each PropCo Buyer hereby accepts such sale.

12.               Transfer

12.1           Subject to the condition precedent of the payment of the Aggregate Purchase Price (as defined in and in accordance with Clause 16.1), each Seller OpCo hereby transfers to the applicable PropCo Buyer its ownership rights in the respective FF&E effective as of the Payment Date (24:00 CET), and the applicable PropCo Buyer assuming such ownership rights the beginning of the day following the Payment Date (00:00 CET). Each PropCo Buyer hereby accepts such transfer (dingliche Einigung). Delivery (Übergabe) of the respective FF&E will take place by way of physical delivery (körperliche Übergabe) or delivery of possession (Besitzverschaffung) at the respective location. If and to the extent that any FF&E is held in immediate possession of a third party, the applicable Seller OpCo hereby assigns to the relevant PropCo Buyer the right to request delivery from such third party of such FF&E (Abtretung des Herausgabeanspruchs) effective as of the Payment Date (24:00 CET) and the applicable PropCo Buyer assuming such right the beginning of the day following the Payment Date (00:00 CET). Each PropCo Buyer hereby accepts such assignment. In the event the Payment Date does not fall on the last calendar day of a month (e.g. 29 October 2010), the transfer according to the first two sentences of the Clause 12.1 shall occur at 24:00 CET/00:00 CET of such last day of the calendar months (e.g. 31 October 2010/1 November 2010).

12.1.1        The respective Seller OpCo and PropCo Buyer shall make all further declarations and perform all actions which are or become necessary to complete the transfer of the possession of, and the title to, the respective FF&E.

PropCo Agreement

12.1.2        In case any FF&E (that the Parties intended to be covered by this part B) should not be specified in sufficient details to allow a transfer to the applicable PropCo Buyer, this lack of specification will not affect the intended sale under this part B. The concerned Parties shall inform each other without undue delay about such FF&E in writing and shall mutually agree on and effect all necessary additional steps to transfer the FF&E at no additional costs.

12.2           Subject to the condition precedent of the payment of the Aggregate Purchase Price (as defined in and in accordance with Clause 16.1) each Seller OpCo – to the extent that the respective FF&E comprise expectancy rights (Anwartschaftsrechte) resulting from a reservation of title (Eigentumsvorbehalt) – hereby transfers to the respective PropCo Buyer its expectancy rights effective as of the Payment Date (24:00 CET) and the respective PropCo Buyer assuming such expectancy rights the beginning of the day following the Payment Date (00:00 CET). Each PropCo Buyer hereby accepts such transfer (dingliche Einigung). Clauses 12.1.1 and 12.1.2 apply mutatis mutandis. The applicable Seller OpCo shall provide the applicable PropCo Buyer with all relevant documents and information to enable such PropCo Buyer to fulfill any outstanding obligation on behalf of the applicable Seller OpCo in order to receive full title to the respective FF&E.

12.3           The Sellers and the PropCo Buyers shall, together with the OpCo Transferees, (i) promptly after the Signing Date commence taking inventory of the FF&E with original purchase price values of EUR 400 and higher and shall complete such measures by no later than 14 Business Days after the Signing Date and (ii) complete a further taking of the inventory of the FF&E with original purchase price values of EUR 400 and higher by the Payment Date.

13.               Purchase Price, Due Date

13.1           The total purchase price for the FF&E is

EUR 2,950,000
(in words: two million nine hundred fifty thousand Euro)

(FF&E Purchase Price), including a total VAT of up to EUR 471,008 as set forth in Clause 14 (however, plus any additional PropCo Buyer VAT, if any, as per Clause 14.1). The FF&E Purchase Price (plus the respective applicable VAT which consists of the included VAT amount plus any additional PropCo Buyer VAT pursuant to Clause 14.1, if any) is allocated to the FF&E of the individual Sellers as shown in Annex 13.1.

13.2           The FF&E Purchase Price (if applicable, plus additional PropCo Buyer VAT as per Clause 14.1) will become due on the date on which the related Property Purchase Price becomes due; Clauses 3.16 through 3.17 shall apply mutatis mutandis.

14.               Value Added Tax

14.1           According to the assumption of the Parties pursuant to Clause 4.1, the Parties assume that the sale and transfer of the FF&E as provided in this PropCo Agreement does neither collectively nor individually constitute the sale of a going concern. Hence, the sale and transfer of the FF&E is, if and to the extent not VAT-exempt according to § 4 Nr. 28 UStG, subject to German VAT at the current rate of 19%, i.e. a total

PropCo Agreement

               amount of EUR 471,008. For the avoidance of doubt, any VAT up to EUR 574,790, if and to the extent payable, will be borne by the Sellers (Seller FF&E VAT Amount), it being understood that any VAT which is allocated to the FF&E and exceeds the amount of EUR 574,790 will be paid by the respective PropCo Buyer in addition to the FF&E Purchase Price. The Seller OpCos shall on the Payment Date deliver a proper invoice accordant to § 14 para 4 UStG to the respective PropCo Buyer. The Seller FF&E VAT Amount will be paid out of the Aggregate Purchase Price on the Payment Date.

14.2           If the tax authorities are of the opinion that the sale of the FF&E collectively or individually does constitute a sale and transfer of a going concern (Geschäftsveräußerung im Ganzen) pursuant to § 1 para. 1a UStG which is not subject to VAT (nicht umsatzsteuerbar), the following will apply: The purchase price for the FF&E which were sold by the relevant Seller OpCo will be reduced by the VAT amount, if any, which was paid by the PropCo Buyers in addition to the FF&E Purchase Price pursuant to Clause 14.1, and the Sellers shall issue a revised invoice in accordance with applicable VAT law. The relevant PropCo Buyer shall without undue delay cooperate to settle each Seller's VAT position (including by correcting invoices and returns) in accordance with applicable VAT laws. The relevant Seller OpCo shall provide all information and deliver copies of documents for the conduct of an input VAT readjustment according to § 15a UStG (Umsatzsteuerberichtigung) within one (1) month after the Payment Date.

15.               Guarantees

15.1           Each of the Seller OpCos guarantees with respect to its respective FF&E by way of an independent guarantee within the meaning of § 311 para. 1 BGB (selbständiges Garantieversprechen i.S.d. § 311 Abs. 1 BGB) – it being understood that the statements neither constitute a quality guarantee concerning the object of the purchase within the meaning of § 443 BGB (Garantie für die Beschaffenheit der Sache i.S.d. § 443 BGB) nor a guarantee as to quantity – with respect to the FF&E that at the Signing Date and at the Payment Date (provided that such guarantees which are subject to the Knowledge of the Sellers are only given as of the Signing Date and that guarantees which are expressly given as of a specific date are true and correct only as of such date):

15.1.1       the Seller OpCos hold full title to the legal ownership to the FF&E;

15.1.2       as of the Payment Date and upon payment of the Aggregate Purchase Price, the FF&E are not pledged or otherwise encumbered with rights of third parties other than statutory liens incurred in the ordinary course of business;

15.1.3       to the Knowledge of the Sellers the FF&E has in general been properly maintained, is generally in good working order and repair (normal wear and tear excepted), and is generally fit for the intended use. The FF&E is sufficient for the currently conducted Businesses;

15.1.4       as of the Payment Date, the FF&E is available at the Properties as described in Annex 10.1 subject only to normal wear and tear and as replaced in the ordinary course of business; and

15.1.5       as of the date of this PropCo Agreement, there are no pending disputes and no pending (rechtshängig or, to the Knowledge of the Sellers, anhängig) litigation, either before a court, an arbitration tribunal, an administration or otherwise, criminal proceedings or investigations or other

PropCo Agreement

               investigations by any authority, relating to any of the FF&E, and to the Knowledge of the Sellers no such disputes, litigation proceedings or investigations have been threatened in writing (in each case in excess of EUR 25,000) except as expressly disclosed in Annex 15.1.5.

15.2           With effect as of the Payment Date, the Seller OpCos hereby assign to the PropCo Buyers any and all possibly existing rights to the extent assignable (including warranty rights (Gewährleistungsrechte) under and in connection with the FF&E. The PropCo Buyers herewith accept such assignment.

PropCo Agreement

PART C: GENERAL PROVISIONS

16.               Right to Rescind and Aggregate Purchase Price

16.1           Until the Property Purchase Price and the FF&E Purchase Price (collectively the Aggregate Purchase Price) have become due (including the amount from the Escrow Account I except for the amounts in accordance with Clause 3.3.1) in accordance with Clause 3.6, in addition to any other valid rescission right in this PropCo Agreement, the PropCo Buyers are entitled to rescind this PropCo Agreement, if with respect to any Seller, HoldCo, ManCo or SSLI, insolvency or similar proceedings are (i) initiated (Antrag auf Eröffnung eines Insolvenzverfahrens) and not rejected within a period of ten (10) Business Days, provided that the PropCo Buyer is not obligated to pay the Property Purchase Price while such proceedings have been initiated but not rejected or (ii) opened (Eröffnung eines Insolvenzverfahrens) or (iii) rebutted due to lack of assets (Abweisung mangels Masse).

16.2           The Parties shall, by no later than ten (10) Business Days before the Payment Date, set forth all payment details, including recipient account information in a funds flow memorandum (Funds Flow Memo). The Aggregate Purchase Price shall be paid out in immediately available funds on the Payment Date by the respective PropCo Buyer in accordance with the Funds Flow Memo and the Escrow Agent in accordance with the Escrow Agreement.

SSLI, the Sellers and the PropCo Buyers shall procure that their respective banks, in particular the Lender Banks, are available via telephone, online or otherwise, to activate relevant wire transfers, exchange relevant swift codes and other information, and immediately confirm receipt of funds. Within 20 Business Days after the Signing Date, SSLI and the Sellers shall procure that the Lender Banks confirm in writing to the Sellers that they will fully participate in the procedures required in the prior sentence, except for that they would activate relevant wire transfers. The Sellers and SSLI shall procure (steht dafür ein) that the recipient of such funds shall, upon receipt, provided that the funds are received before 14:00 CET/CEDT, immediately acknowledge receipt of the funds to the Notary and the PropCo Buyers in writing, by facsimile or by email. The Sellers shall inform the Lender Banks five (5) Business Days prior to the scheduled Payment Date of such scheduled Payment Date.

Any payments to the accounts set forth above and to Escrow Account I and Escrow Account II will have deliberating effect (schuldbefreiende Wirkung).

For the avoidance of doubt, title to the Properties, FF&E will not transfer until full payment of the Aggregate Purchase Price.

16.3           The Sellers shall promptly confirm receipt of the Aggregate Purchase Price with the beneficiaries of the land charges and themselves to the PropCo Buyers and the Notary in writing.

16.4           SSLI and the Sellers shall use best efforts to procure that each of the Lender Banks provide confirmations to the Sellers, immediately upon receipt of the respective portion of the Aggregate Purchase Price, taking into account payments made into the Escrow Account I and Escrow Account II, confirming that no indebtedness owed by the Sellers to such Lender is outstanding.

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16.5           Whenever reference in this PropCo Agreement is made to a payment that shall be made to the Sellers, it shall be made directly to the Lender Banks (abgekürzter Zahlungsweg) as (partial) repayment under their respective facility agreements with the Sellers by payment to the accounts as specified below. Confirmation by the Lender Banks of payment of the amounts requested by them under Clause 3.7 shall be deemed as (partial) payment of the Aggregate Purchase Price (as defined in Clause 16.1) to the Sellers.

The account details for Lender Banks are as follows:

16.5.1        Barclays Bank PLC

A/C WITH:          ____________________
REFERENCE:     Sunrise Senior Living
SWIFT:                 BARCGB22
IBAN:                   GB94 BARC 2065 8285 1193 44.

16.5.2        Natixis (London Branch)

A/C WITH:          NATIXIS PARIS
REFERENCE:     SUNRISE
SWIFT:                 CCBPFRPPPAR / BFCEGB2L
IBAN:                   FR76 3000 7999 9906 9126 4700 180.

16.5.3        Capmark Finance, Inc.

HOLDER:            Capmark Finance Inc, Debtor in Possession
A/C WITH:          Wachovia London, NA
SWIFT:                 PNBPGB2L
IBAN:                   GB32 PNBP 1656 7104 7701 66.

16.6           The Sellers shall use best efforts to procure that the Lender Banks shall promptly after the Payment Date deliver, the originals of the enforceable deeds (vollstreckbare Ausfertigungen) of the land charges to be deleted under Clause 3.7.1 all in voided form, to the PropCo Buyers.

17.               General Guarantees

17.1           Each Seller, HoldCo and, solely with respect to the guarantees in Clause 17.1.7 below, SSLI, guarantees by way of an independent guarantee within the meaning of § 311 para. 1 BGB (selbständiges Garantieversprechen i.S.d. § 311 Abs. 1 BGB) – it being understood that the statements shall not constitute a quality guarantee concerning the object of the purchase within the meaning of § 443 BGB (Garantie für die Beschaffenheit der Sache i.S.d. § 443 BGB) – that at the Signing Date and at the Payment Date (except as specifically noted),

17.1.1        it is duly incorporated and validly existing under the laws of Germany and has full corporate power and authority to carry on its Business as presently conducted;

PropCo Agreement

17.1.2        it is empowered, authorized and qualified to enter into this PropCo Agreement and that this PropCo Agreement constitutes valid legal and binding obligations of the Sellers, enforceable against the Sellers in accordance with its terms and subject to its conditions;

17.1.3        there are as of the date hereof no proceedings or investigations threatened in writing against any of the Sellers which are reasonably expected to prevent or materially delay the consummation of the transactions contemplated in this PropCo Agreement;

17.1.4        the persons signing this PropCo Agreement on behalf of the Sellers have been duly authorized by the Sellers to do so;

17.1.5        it has full corporate power and authority to sell, transfer and deliver to the applicable PropCo Buyer the respective purchase object and to perform all of its respective other undertakings under this PropCo Agreement;

17.1.6        to the extent not otherwise disclosed prior to the Payment Date, no insolvency or similar proceedings are pending with respect to the assets of any Seller or HoldCo, nor have applications for such proceedings been filed for by any Seller or HoldCo or, to the Knowledge of the Seller, by a third party; there are to the Knowledge of the Sellers no circumstances that would require the opening of or application for such proceedings;

17.1.7        (i) as of the Signing Date no financial indebtedness is owed by any Seller or HoldCo to any bank, financial institution or otherwise other than the Bank Debt and, as of 30 April 2010, there was no other Intercompany Debt except as set forth on Annex 3.9.2, (ii) as of the Payment Date there is no Intercompany Debt except as reflected on the management certificate delivered in accordance with Clause 3.9.2, (iii) to its best Knowledge based on (1) a confirmation delivered by the Lender Banks pursuant to Clause 16.4 regarding the repayment and extinguishment of the Bank Debt and (2) the Security Release Agreements, Debt Assumption Agreements, the facility agreements for, and all other documents related to, the Bank Debt and the restructuring thereof, as of the payment of the Property Purchase Price on the Payment Date, all of the Bank Debt has been extinguished in a manner tax neutral to the Seller PropCos, Seller OpCos and HoldCo, (iv) as of the Payment Date to its best Knowledge there is no Third Party Debt other than as set forth on the Third Party Debt Management Certificate, and (v) as of the Payment Date, all Intercompany Debt is subject to a subordination agreement that subordinates such Intercompany Debt to the extent that it would rank pari passu with equity interests upon a liquidation of the relevant debtor (qualifizierter Rangrücktritt); and

17.1.8        Sunrise Meerbusch Senior Living GmbH & Co KG, Sunrise Ratingen-Hösel Senior Living GmbH & Co KG, und Sunrise Bad Soden Senior Living GmbH & Co KG are dormant entities that have no operating activities and have, as of 30 April 2010, no outstanding indebtedness other than indebtedness owed to Affiliates.

17.2           Each of the PropCo Buyers guarantees by way of an independent guarantee within the meaning of § 311 para. 1 BGB (selbständiges Garantieversprechen i.S.d. § 311 Abs. 1 BGB) – it being understood that the statements shall not constitute a quality guarantee concerning the object of the purchase within the meaning

PropCo Agreement

               of § 443 BGB (Garantie für die Beschaffenheit der Sache i.S.d. § 443 BGB) – that at the Signing Date and at the Payment Date

17.2.1        it is duly incorporated and validly existing under the laws of Germany;

17.2.2        it is empowered, authorized and qualified to enter into this PropCo Agreement and that this PropCo Agreement constitutes valid legal and binding obligations of the PropCo Buyers, enforceable against the PropCo Buyers in accordance with its terms and subject to its conditions;

17.2.3        there are as of the date hereof no proceedings or investigations threatened in writing against any of the PropCo Buyers which are reasonably expected to prevent or materially delay the consummation of the transactions contemplates in this PropCo Agreement;

17.2.4        the persons signing this PropCo Agreement on behalf of the PropCo Buyers have been duly authorized by the PropCo Buyers to do so;

17.2.5        it has full corporate power and authority to acquire from the applicable Seller the relevant purchase object and to perform all of its other undertakings under this PropCo Agreement;

17.2.6        the execution and delivery of, and the performance by each PropCo Buyer of its obligations under this PropCo Agreement will not require such PropCo Buyer to obtain any consent or approval of (other than those specified in Clause 20.1 or those required for OpCo Transferees to start its business as future operator), or give any notice (other than, pre-merger notifications, if applicable) to or make any registration with, any governmental or other authority which has not been obtained or made at the date hereof both on an unconditional basis and on a basis which cannot be revoked;

17.2.7        no insolvency or similar proceedings are pending with respect to the assets of any PropCo Buyer nor have applications for such proceedings been filed for by any PropCo Buyer or third party; there are to the Knowledge of the PropCo Buyers no circumstances that would require the opening of or application for such proceedings; and

17.2.8        it is acquiring the Properties and FF&E for investment for PropCo Buyer's own account, except that Pramerica is aquiring such Properties and FF&E for such purposes for the account of a special real estate fund to be formed and named Pflegeheimspezialfonds I and, accordingly, qualifies as economic beneficiary (wirtschaftlich Berechtigter) under § 3 para. 1 no. 3 in conjunction with § 4 para. 5 German Money Laundering Act (Geldwäschegesetz; GWG).

18.               Legal Consequences, Time Limitations

18.1           If a Seller guarantee under this PropCo Agreement is incorrect or incomplete, the Sellers shall (subject to the limitations contained in Clause 18.2) upon their own and free election:

18.1.1        either create the situation which would have existed had the guarantee been correct or complete or put the PropCo Buyers in a position in which they would have been had the guarantee been correct and complete (restitution in kind / Naturalrestitution); or

PropCo Agreement

18.1.2        in case the restitution in kind is impossible, insufficient or not rendered within the period of time set by the PropCo Buyers which period shall not be less than four (4) weeks, pay for the actual damages suffered by the PropCo Buyers as a result of such breach or non-fulfillment the compensation in cash required therefore (Schadensersatz in Geld statt der Leistung). The compensation in cash will include consequential Damages (Folgeschäden oder mittelbare Schäden) excluding any of the following: Damages caused by business interruptions, lost profit (entgangener Gewinn) or reduction in value (Wertminderung), any internal costs and expenses incurred by the PropCo Buyer, Damages to goodwill or for lost opportunities (entgangene Geschäftschancen) or Damages in respect of an alleged miscalculation of the Property Purchase Price or FF&E Purchase Price (individually a Guarantee Claim and collectively the Guarantee Claims). Damages means Liabilities, responsibilities, losses, damages, penalties, claims, costs (including reasonable costs for the defense and prosecution of claims) and expenses (including taxes, to the extent such taxes are not creditable or refundable, interest and late payment charges thereon), in each case of any nature whatsoever.

18.1.3        In case the guarantee in Clause 17.1.7 is incorrect or incomplete with respect to Intercompany Debt, then the Sellers will have the option to subordinate the Intercompany Debt that is not yet subject to subordination, pursuant to a subordination agreement that subordinates such Intercompany Debt to the extent that it would be treated equally with equity interests upon a liquidation of the relevant debtor (qualifizierter Rangrücktritt), in order to make Clause 17.1.7 correct.

18.2           The Parties agree that the rights and remedies which the PropCo Buyers may have against the Sellers for a breach of any guarantee or indemnity under or in connection with this PropCo Agreement are exclusively governed by this PropCo Agreement. To the extent legally permissible, all explicit or implied representations or warranties by Sellers which might exist under statutory law or otherwise, other than those by Sellers contained in Clauses 7 or 15 are excluded. Furthermore, all other and further reaching rights and remedies of the PropCo Buyers for a breach of any guarantee or indemnity which might exist under statutory law or otherwise, other than those contained in this PropCo Agreement, in particular in this Clause 18, are excluded, except for claims based on the Seller's fraud (Arglist) or willful misconduct (Vorsatz) or after rescission according to Clause 16.1. This applies to all rights and remedies of any legal nature whatsoever (contractual, pre-contractual, tort or otherwise), vicarious liability for agent (§ 278 German Civil Code (Bürgerliches Gesetzbuch; BGB)) and furthermore in particular to all rights and remedies which would result in the cancellation (Rückabwicklung) of this PropCo Agreement, or any right or remedy which would have a similar effect.

18.3           In case of a Guarantee Claim, the applicable PropCo Buyer shall, without undue delay after becoming aware of any such matter or circumstance

18.3.1        notify the applicable Seller of any such matter or circumstance;

18.3.2        describe such matter or circumstance and the Guarantee Claim relating thereto in reasonable detail and set forth the estimated amount of such Guarantee Claim; and

PropCo Agreement

18.3.3        if applicable, give the applicable Seller the opportunity to remedy the Guarantee Claim within a reasonable period of time after receipt of such notice.

18.4           Any Guarantee Claim to be compensated by the Sellers under any provision of this Agreement shall be reduced by all present or future advantages and benefits of the Buyers related to the relevant Guarantee Claim. For the purpose of calculating any such future advantage or benefit a discount rate of 6% shall be used. In particular, any Guarantee Claim shall be reduced by any effective tax saving which has been obtained by effectively reducing a tax amount due to or with respect to such Guarantee Claim, it being understood that Buyers shall carry out their tax affairs with the care of a prudent businessman.

18.5           If a Guarantee Claim arises as a result of, or in connection with, a liability or alleged liability of a PropCo Buyer to a third party, including any public authority, (Third Party Claim), then the applicable PropCo Buyer shall

18.5.1        notify the applicable Seller about such Third Party Claim and provide such Seller with documentation and correspondence necessary to evaluate the Third Party Claim;

18.5.2        subject to the Sellers declaring, in a form reasonably satisfactory to the PropCo Buyers, to indemnify the PropCo Buyers against any Damages which may be incurred thereby; give the applicable Seller the opportunity to defend (at its own costs) against such Third Party Claim by appropriate proceedings. The relevant Sellers shall consult with the PropCo Buyers as to how to defend against such Third Party Claim, and the Parties shall try in good faith to jointly determine which actions shall be taken. In case of a disagreement between the Parties, the Seller PropCos' determination shall prevail. In particular

18.5.2.1           the PropCo Buyers shall allow the relevant Seller, unless inappropriate to the Business of the PropCo Buyer, to participate in all negotiations and correspondence with such third party;
18.5.2.2           the PropCo Buyers shall litigate taking also into account in reasonable manner also the interests of the applicable Seller; and
18.5.2.3           the PropCo Buyers shall make settlements, acknowledgements or waivers taking also into account in reasonable manner also the interests of the applicable Seller and only upon prior consultation with the applicable Seller.

In order to enable the applicable Seller to properly assess the benefits of a Third Party Claim and the chances of any litigation, and to proceed with the litigation, the PropCo Buyers shall, upon the Sellers' reasonable request, furnish without undue delay copies of all relevant information, grant reasonable access to the books and the documents and allow interviews of the relevant employees, if any, of the PropCo Buyers, provided that the applicable Seller shall keep business and trade secrets confidential and shall not use these secrets for any purpose other than that contemplated under this Clause 18.5.

18.6           The Guarantee Claims will be limited to the extent (i.e. the Sellers shall not be obligated (schulden nicht) and liable (haften nicht) under this PropCo Agreement) that

PropCo Agreement

18.6.1        the Guarantee Claim is actually recovered or reasonably recoverable against a third party;

18.6.2        the PropCo Buyer or its advisors had actual knowledge of any facts prior to the date hereof which led to the Guarantee Claim, provided that the mere opening of a document in the virtual data room by one of the PropCo Buyers or their advisers will not be conclusive evidence by itself that PropCo Buyers or their advisers had actual knowledge of such facts; or

18.6.3        the PropCo Buyers have participated in causing (mitverursachen) such Guarantee Claim within the meaning of § 254 para. 1 BGB or have failed to comply with their duties to mitigate the Guarantee Claims pursuant to § 254 para. 2 BGB.

18.7           Any claim under this PropCo Agreement will become time-barred (Ausschlussfrist) as follows:

18.7.1        claims as to the guarantees agreed under Clauses 7.3.1, 15.1.1, 17.1.2, 17.1.5 and 17.1.7, and the covenants and indemnities agreed under Clauses 3.9.3, 21.1.11, 22.1, 22.2, 22.3, and 22.5 will (to the extent legally permissible) be time-barred four (4) years after the Payment Date;

18.7.2        claims based on willful misconduct (Vorsatz) will be time-barred in accordance with the statutory provisions in §§ 195, 199 BGB; and

18.7.3        all other claims under or in connection with this PropCo Agreement will be time-barred eighteen (18) months after the Payment Date.

For the avoidance of doubt claims against the Escrow Account II pursuing to Clause 3.20 are subject to the time limits set forth in Clause 3.20.

Any limitation period pursuant to the aforementioned sentence will be suspended (gehemmt) with respect to a particular claim only by instituting legal proceedings within the meaning of § 204 para. 1 no. 1 BGB in respect of such claim before the competent court. For the avoidance of doubt, § 203 BGB does not apply, unless the Parties explicitly agree in writing that the limitation period will be suspended on the basis of pending settlement negotiations.

18.8           If and to the extent Sellers are obligated or liable under this Clause 18, the Sellers shall bear any reasonable external costs of the defense.

19.               De Minimis Amount, Cap Amount

19.1           The PropCo Buyers are only entitled to assert a Guarantee Claim if and to the extent that the entirety of Guarantee Claims exceeds EUR 25,000 (in words: twenty five thousand Euro) in aggregate per Property (Per Property De Minimis Amount), unless such claim relates to the guarantee contained in clauses 7.3.1, 15.1.1, 17.1.2, 17.1.5, or 17.1.7.

19.2           Notwithstanding anything to the contrary contained in this PropCo Agreement, the aggregate liability of the Sellers for all claims under any guarantee, covenant or indemnity, shall be limited to an aggregate amount of EUR 1,000,000 (in words: one million Euro) minus any amount paid out of Escrow Account I to the OpCo Transferees pursuant to a claim under the OpCo Agreement (Cap Amount) unless the Sellers

PropCo Agreement

               violated their guarantee or covenant obligations intentionally. However, as to the guarantees agreed under Clauses 7.3.1, 15.1.1, 17.1.2, 17.1.5, and 17.1.7, and the covenants and indemnities agreed under Clauses 3.9.3, 21.1.11, 22.3 (ii) and 22.3 (iii), and 22.5, the limit will not be the Cap Amount but rather 100% of the allocated purchase price (i.e. for Clause 7.3.1 the Property Purchase Price as shown in Annex 3.1, for Clauses 15.1.1 the FF&E Purchase Price as shown in Annex 13.1). As regards Clause 22.1, 22.2 and 22.3 (i) the aggregate liability will not be limited by the Cap Amount but rather by the amount set forth in Clause 22.2 and it is understood that any amounts claimed and paid to the Buyers under Clause 22.1, Clauses 22.2 and 22.3 (i) shall not be credited against the Cap Amount.

For the avoidance of doubt a draw on the Escrow Account II pursuing to Clause 3.20 will not be charged against the Cap Amount.

19.3           For the avoidance of doubt, the Per Property De Minimis Amount and Cap Amount apply to any other liability or obligation of the Sellers, HoldCo, ManCo and SSLI under this PropCo Agreement, unless explicitly stated otherwise elsewhere.

20.               Merger Control, Condition Precedent

20.1           It is the Parties' shared understanding that the transactions contemplated in this PropCo Agreement require merger control clearance and may only be implemented if one of the following conditions (Merger Condition) is fulfilled:

20.1.1        following a notification to the Federal Cartel Office (FCO), the FCO has given written notice to the Parties that the conditions for a prohibition of the intended acquisitions pursuant to § 36 para. 1 German Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkung / GWB) are not present; and/or

20.1.2        the FCO has cleared the intended acquisitions pursuant to § 40 para. 2 sentence 1 GWB; and/or

20.1.3        the one-month period prescribed by § 40 para. 1 sentence 1 GWB following a notification by the Parties has lapsed without the Parties to the intended acquisition having received notice from the FCO that principal proceedings have been instituted; and/or

20.1.4        the four-month period or an extended period allotted for negative clearance pursuant to § 40 para. 2 sentence 2 GWB and § 40 para. 2 sentence 4 No. 1 GWB, respectively, has lapsed without the FCO denying clearance to the intended acquisition; and/or

20.1.5        the FCO has stated in writing, upon request, that the transaction is not subject to notification.

20.2           The Parties shall use reasonable efforts promptly to obtain, if necessary, merger clearance for the acquisition of the Properties contemplated under this PropCo Agreement. In the interest of swift notification, the Parties shall cooperate to the best of their abilities and procure that any information needed for registration purposes is made available as soon as possible. The PropCo Buyers hereby undertake to deliver within five (5) Business Days after the Signing Date all necessary information regarding the PropCo Buyers to file the merger with the FCO and to use reasonable best efforts to file the merger with the FCO within five (5) Business Days after the date hereof.

PropCo Agreement

20.3           For the avoidance of doubt, if and to the extent that the FCO (i) grants clearance of the transactions contemplated in this PropCo Agreement only subject to the satisfaction of any conditions by either Party or any of their Affiliates, or (ii) threatens not to grant clearance of the transactions contemplated in this PropCo Agreement in case such conditions are not fulfilled, the PropCo Buyers shall be obligated to satisfy such conditions unless the satisfaction of such conditions lead to results having a material adverse effect (wesentlich nachteilig) impact on the business of Pramerica or GHS and their respective Affiliates as a group. If the PropCo Buyers have used reasonable efforts, they are not liable to the Sellers for the failure to obtain clearance.

21.               Period until Payment Date

21.1           Until the Payment Date, the Sellers shall, and HoldCo shall cause the Sellers to, unless otherwise (i) required by law, regulations, orders by public authorities or by court rulings or (ii) permitted by PropCo Buyers:

21.1.1        maintain and manage the Properties in close cooperation with the PropCo Buyer materially in the ordinary course of business including dealing with (verfügen über) the FF&E as be described in 10.1 with the care of a prudent businessman; replace and dispose of FF&E only in the ordinary course of business and not sell, transfer or encumber the FF&E; not unduly defer any necessary maintenance or replacement measures; not commit any of the Purchase Objects to any new mortgage, pledge, lien, security or encumbrance of any kind, except for those arising by operation of law or pursuant to the requirements of the existing financing arrangements;

21.1.2        ensure that the security services for the Reinbek Property and Hannover Property continue as currently being performed;

21.1.3        complete the renovation work currently being carried out on the basement in the Königstein Property;

21.1.4        not carry out any material building measures or material changes in the property management (other than as a result of resignations of management personnel) without the prior written consent of the PropCo Buyers;

21.1.5        not enter into new lease agreements with respect to the Properties and the FF&E without the prior written consent of the PropCo Buyers;

21.1.6        not initiate any judicial or foreclosure proceedings regarding the Properties without the prior written consent of the PropCo Buyers;

21.1.7        inform the PropCo Buyers of any material new occurrences with respect to the Business;

21.1.8        use reasonable efforts to continue the Business in the ordinary course of business;

21.1.9     not materially reduce the existing insurance coverage for the Properties except to the extent that continuation of any such insurance coverage is not available on commercially reasonable terms;

PropCo Agreement

21.1.10    provide the PropCo Buyers with all financial information on the Sellers PropCo and the Properties as the PropCo Buyers reasonably request;

21.1.11    ensure that the subordination agreements set forth in Annex 7.3.13 remain in full force and effect;

21.1.12    ensure that in none of the Sellers or HoldCo a reason to file for insolvency (Insolvenzgrund) occurs, that insolvency proceedings are neither initiated nor opened and that, in case insolvency proceedings are initiated by third parties or opened, such initiation and opening is rebutted immediately;

21.1.13    repay Third Party Debt in the ordinary course of business;

21.1.14    use best efforts at their own expense to (i) cause the deletion of the Priority Notice with respect to the Property in Königstein and (ii) remedy the encroachment on neighboring property with respect to the Property in Oberursel by acquiring title thereto and transferring such title upon Closing to GHS with no additional consideration;

21.1.15    ensure that the standstill agreements as listed in Annex 21.1.15 continue to be in full force and effect or will be agreed/restated substantially in the same form through the Payment Date;

21.1.16    use best efforts to provide secretary's certificates according to Clause 3.9.1 of the relevant U.S. entities evidencing signing authority of the relevant signatory as well as corporate authority to conclude such agreements with respect to all of the Security Release Agreements and the Debt Assumption Agreements within 30 Business Days after Signing Date, in any event no later than Payment Date. In case said certificates are not provided within 30 Business Days forms of said certificates shall be provided and originals of signed certificates shall be provided at the Payment Date. The foregoing shall apply mutatis mutandis to all other non-German entities, it being understood that, with regard to Belgium, Luxembourg and France, a certified commercial register extract together with a notarial confirmation, will be sufficient;

21.1.17    provide secretary's certificates of the relevant U.S. entities evidencing signing authority of the relevant signatory as well as corporate authority to conclude such agreements with respect to all Subordination Agreements on all Intercompany Debt. The foregoing Clause 21.1.16 shall apply mutatis mutandis to all other non-German entities;

21.1.18    use best efforts to provide within five (5) Business Days after Signing the originals of the powers of attorney issued by SSLI and HoldCo, of which electronic copies (i.e. pdf versions) were available during the notarization; and

21.1.19    use reasonable best efforts provide within 30 Business Days after Signing the consent of Bank of America to this PropCo Agreement (Clause 3.8.4).

21.1.20    use reasonable best efforts to obtain the approval of the city of Frankfurt to the fire alarm system located at the Frankfurt property.

PropCo Agreement

21.2           If any prior consent is required by the Sellers for any measures listed in Clause 21.1, the PropCo Buyers shall not unreasonably withhold or delay such consent.

22.               Covenants after Payment date

22.1           After the Payment Date, the Sellers and HoldCo shall, and SSLI shall procure that its relevant Affiliates, commence the process of carrying out any steps in the manner set forth in the steps plan attached hereto as Annex 22.1 (Steps Plan). In carrying out the actions set forth in the Steps Plan, SSLI or any relevant Affiliate may only deviate materially from the requirements of the Steps Plan if it obtains the prior consent of the PropCo Buyer to do so which shall not unreasonably be either withheld or delayed. In addition, none of the Sellers or HoldCo shall, and SSLI shall procure that none of its relevant Affiliates, at any time waive or assign any of the Intercompany Debt unless stated in the Steps Plan or terminate any of the subordination agreements shown in Annex 7.3.13, and only collect any of the Intercompany Debt in accordance with the terms of these subordination agreements. All of the actions to be taken, if any, according to the Steps Plan will be taken without undue delay (it being understood that the mergers may be filed only after the FY2010 accounts for the merging entities (übertragende Rechtsträger) mentioned therein have been set up and resolved (festgestellt), the merger of Klein Flottbek GmbH and Klein Flottbek Senior Living GmbH & Co. KG onto HoldCo may only be effected if and when these entities will have become dormant entities and will not have any financial indebtedness other than intercompany debt, and the dissolution of HoldCo may only be done after the merger of Klein Flottbek GmbH and Klein Flottbek Senior Living GmbH & Co. KG have been effected). This Clause 22.1 is subject to Clause 22.2, in particular as to all limitations contained therein.

22.2           SSLI shall cause HoldCo and its subsidiaries, including Seller PropCos and their general partners and limited partners, Seller OpCos and their legal successors (each a German Company and together the German Companies, except for Klein Flottbek Senior Living GmbH & Co. KG, Klein Flottbek GmbH, PSRZ Klein-Flottbek GmbH and PSRZ GP Klein-Flottbek UG (haftungsbeschränkt), each of which shall only be regarded as a "German Company" following a sale of all or substantially all of its assets and its full release from all indebtedness other than indebtedness owed to Affiliates) to execute the steps described in the Steps Plan, subject to the following provisos:

22.2.1        SSLI will provide under this Clause 22.2 funds only for the ordinary administrative expenses in the meaning of § 275 para (3) lit. 5 German Commercial Code (HGB) of the German Companies, and the direct expenses (e.g. filing fees, legal, accounting, auditing or other professional expenses) of merging the German Companies that are subsidiaries of HoldCo into it and dissolving HoldCo. SSLI will procure that the German Companies (other than for the purposes of being the managing partner (Komplementär) of Klein Flottbek Senior Living GmbH & Co. KG, PSRZ General Partner GmbH) will, after the Payment Date, be dormant entities (i.e. not engage into any other business than managing its own assets (Verwaltung eigenen Vermögens) and consummating the Steps Plan).

22.2.2        An Payment Date, SSLI will pay EUR 500,000 into a German joint bank account (Und-Konto) held by PS Assisted Living S.à r.l. (LuxCo) and PropCo Buyers' Process Agent (and PropCo Buyers' Process Agent will cooperate with SSLI to open such a bank account) (German Companies' Fire Funds) and procure that LuxCo will enter into an undertaking vis-à-vis the

PropCo Agreement

                PropCo Buyers' Process Agent to give an instruction (in its capacity as co-owner of the account) to the account bank to release the German Companies' Fire Funds if and to the extent needed (subject to the exceptions contained in Clauses 22.2.2.1 and 22.2.2.2) to avoid a cash-flow insolvency (Zahlungsunfähigkeit) within the meaning of § 17 German Insolvency Code (InsO) of a German Company (including HoldCo). Such undertaking will expire after the earlier of (i) four (4) years after the Payment Date and (ii) six (6) months after the dissolution (Liquidation) of HoldCo is entered into the companies register. If and to the extent a cash-flow insolvency would arise

22.2.2.1           by virtue of facts or circumstances for which a claim under Escrow Account II can be made, i.e. Taxes (whether arising before or after the Payment Date), the PropCo Buyers' shall firstly apply any amounts standing on Escrow Account II, to cure such cash-flow insolvency; and

22.2.2.2           by virtue of facts or circumstances for which a claim under Escrow I can be made, the PropCo Buyers' shall firstly apply any amounts standing on Escrow Account I to cure such cash-flow insolvency.

22.2.3        SSLI will procure that the relevant German Company will

22.2.3.1           contest any claims that would, if adversely assessed, result in a cash-flow insolvency of a German Company; no duty to contest shall arise if and to the extent a German Company, applying the care of a prudent businessman (Sorgfalt eines ordentlichen Kaufmannes), considers a claim justified and therefore contesting such claim likely would be unsuccessful;

22.2.3.2           consult with the PropCo Buyers Process Agent as regards any defense of any claims which could, if adversely assessed, result in a cash-flow insolvency of a German Company; and

22.2.3.3           if it becomes evident that one of the steps set out in the Steps Paper would likely result in a German Company becoming insolvent, not proceed with such step. Additionally, should SSLI be advised by its legal and/or accounting consultants at any stage of the Steps Plan process that proceeding with the Steps Plan would likely increase the risk of insolvency of one or more German Companies, then SSLI may stop the Steps Plan process and keep the remaining German Companies, along with any related Intercompany Debt, in place until the date that is four years from the Payment Date.

22.3           SSLI shall indemnify the PropCo Buyers against all Damages they suffer that arise out of any of the relevant entities (i) deviating from the actions set out in the Steps Plan in any material way without the PropCo Buyer's prior consent, (ii) waiving, collecting other than in accordance with the terms of the subordination agreements, or assigning any of the Intercompany Debt unless stated in the Steps Plan, or (iii) terminating any of the related subordination agreements, unless the PropCo Buyers have granted their prior written consent to such actions. Clause 18.2 through 18.8 shall apply mutatis mutandis to such indemnification claim. This Clause 22.3 (i) is subject to Clause 22.2, in particular as to all limitations contained therein.

PropCo Agreement

22.4           Promptly after the Payment Date, the Sellers, HoldCo, ManCo and SSLI shall provide all pricing information regarding other offers received in connection with the auction process for the Properties, FF&E being sold and transferred pursuant to this Agreement, in particular the prices offered for such items. To the extent such information is subject to a confidentiality agreement, such information shall be provided on an anonymized basis. To the extent the Buyer requests additional information regarding such offers in connection with defending an avoidance claim (Anfechtungsklage) by an insolvency administrator of the Sellers or their legal successors, HoldCo hereby authorizes PropCo Buyers' Process Agent to instruct Dr. Gop & Klingsöhr Projektentwicklung und Marktforschung GmbH to provide such information to the Buyers.

22.5           Promptly after the Payment Date, the Sellers and HoldCo shall repay Third Party Debt that had accrued and for which only estimates were provided in the Third Party Debt Management Certificate as and when such Third Party Debt falls due, and shall provide evidence of such repayment in the form of wire transfer receipts to the PropCo Buyers Process Agent.

23.               Intellectual Property Rights of Sellers

The PropCo Buyers shall not use the word/picture mark "Sunrise Senior Living" and/or "Sunrise Assisted Living" and/or "Sunrise Domizile für Senioren" as well as the associated logo as shown in Annex 23 provided, however, that the use of these intellectual property rights is permitted – for the duration of six (6) months after Payment Date – if and to the extent the relevant trademarks, logos, signs or other symbols are physically attached to or connected with inventory existing on the Payment Date at the facilities (Limited Permitted Use). The PropCo Buyers shall not and shall procure that none of their affiliates within the meaning of §§ 15 et seq. German Stock Corporation Act (Aktiengesetz) (Affiliates, and each an Affiliate) uses (e.g. as part of their corporate names, internet domains, products, services or otherwise) any name in any way to which the Sellers or any of their Affiliates have rights, in particular the names "Sunrise Senior Living", "Sunrise Assisted Living", "Sunrise Domizile für Senioren" or the designation "Sunrise", nor any name or designation confusingly similar therewith or parts thereof (including "PSRZ"). The PropCo Buyers shall not and shall procure that none of their Affiliates use any brochure, sales literature or letterhead or sell any products which contain or carry the name "Sunrise" or "PSRZ" or any other mark or names which indicate that the business of the PropCo Buyers or their Affiliates is part of the Sunrise group of companies. The PropCo Buyers shall ensure that any lessee of the Properties abides by the same restrictions and obligations.

24.               Confidentiality

24.1           The Parties are obligated to treat the content of this PropCo Agreement as well as the information they have obtained and will obtain with respect to each other and any of the Properties, lenders or businesses in connection with this PropCo Agreement as strictly confidential, with the exception that the information obtained may be disclosed to (i) tax authorities and to tax advisors, public accountants, legal advisors and the financing bank, (ii) in case a public announcement/disclosure is required by law or mandatory rules of any applicable regulatory organization (like a stock exchange) and (iii) the OpCo Transferees and their Affiliates.

PropCo Agreement

24.2           None of the Parties may make a press release or any similar public announcements with respect to this PropCo Agreement without prior written consultation with the other Party; for the avoidance of doubt, the allowed disclosures under Clause 24.1 remain unaffected by this Clause.

24.3           If either Party (or its Affiliate) is required by law (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any confidential information of the other Party pursuant to Clause 24.1, such Party shall promptly notify the respective other Party of such request or requirement. If the Party (or any of its Affiliates) is compelled to disclose the confidential information or else stand liable for contempt or suffer other censure or significant legal penalty, the Party (or its Affiliate) may disclose only so much of the confidential information to the Party compelling disclosure as is required by law or mandatory rules of any applicable regulatory organization (like a stock exchange).

24.4           The PropCo Buyers shall (and shall ensure that any lessee of the Properties shall), from the Payment Date, properly maintain and preserve all relevant books and records (including files, correspondence, documents, other papers and electronic data) of the respective Business, to the extent they relate to the period prior to and including the Payment Date, during the longer of the statutory keeping periods and a period of four (4) years as from the Payment Date.

24.5           The PropCo Buyers shall use all commercially reasonable efforts to procure that Sellers, their employees, professional advisors and other representatives receive, upon request, full access to the books (including the right to receive, in due time, hard and/or electronic copies thereof) and to the personnel of the Business, to the extent such access is reasonably requested by Sellers for tax or other legitimate reasons and provided that such access does not unreasonably disrupt the conduct of the Business.

25.               Notices, Process Agent

25.1           Any notice given in connection with this PropCo Agreement must be made in writing, unless notarization or any other specific form is required by mandatory law. The written form includes fax (but no other transmission by way of telecommunication) and exchange of letters. Any electronic form (e.g. e-mail) does not replace the written form, except with respect to the confirmation of receipt of funds described in Clause 16.

25.2           Any communication to be given in connection with this PropCo Agreement between the Sellers, SSLI and HoldCo on the one side and the Buyer PropCos on the other, must be given in English.

25.3           The Sellers hereby appoint as recipient for the initiation of legal proceedings or services to be made in pending legal proceedings (Empfangs- und Zustellungsbevollmächtigter) as well as for the receipt of any notices hereunder

Sunrise Senior Living Inc.
Attention: General Counsel
7900 Westpark Drive, Suite 900
22102 McLean, VA
USA
 Fax: +1 (703) 744-1644
Email: david.haddock@sunriseseniorliving.com / edward.frantz@sunriseseniorliving.com

PropCo Agreement

(Sellers' Process Agent)

with a copy to:

Sunrise Senior Living Inc.
Attention: Edward Burnett
7900 Westpark Drive, Suite 900
22102 McLean, VA
USA
Fax: +1 (703) 744-1644
Email: edward.burnett@sunriseseniorliving.com

with further copy to:

Kirkland & Ellis International LLP
Attention: Frank Becker / Dr. Martin Ströhmann
Maximilianstr. 11
80539 Munich
Germany
Fax: +49 (0)89 2030 6100
Email: frank.becker@kirkland.com / martin.stroehmann@kirkland.com.

25.4           The PropCo Buyers hereby appoint as recipient for the initiation of legal proceedings or services to be made in pending legal proceedings (Empfangs- und Zustellungsbevollmächtigter) as well as for the receipt of any notices hereunder

SHI Management GmbH
Mühlbaurstrasse 1
81677 Munich
Germany
Fax: +49(0)89 5523-9629
Email: j.lindner@shi-management.de / w.grimm@shi-management.de.

(PropCo Buyers' Process Agent)

with a copy to:

CMS Hasche Sigle
Attention: Oliver Thurn
Nymphenburger Strasse 12
80335 Munich
Germany
 Fax: +089 23807 40664
Email: oliver.thurn@cms-hs.com

PropCo Agreement

25.5           Any rights of the Sellers or the PropCo Buyers hereunder may only be exercised, unless otherwise set forth herein, by the Sellers’ or the PropCo Buyers’ Process Agent as the case may be, in each case acting for all the Sellers or the PropCo Buyers. Declarations to be made towards another party shall be deemed to be made if made towards the Sellers’ Process Agent or the PropCo Buyers’ Process Agent as the case may be.

25.6           The receipt of copies of notices hereunder by the Parties’ advisors will not constitute or substitute the receipt of such notices by the Parties themselves.

25.7           In addition to the appointment of Sellers' Process Agent, the Sellers hereby individually grant to SSLI and ManCo a power of attorney, each entitled to act alone, under release from the restrictions of self-dealing (§ 181 BGB) for the purpose of issuing and receiving all declarations, agreeing to any amendments or settlements, and taking any other measures or actions under, or in connection with, this PropCo Agreement and its implementation.

26.               Implementation, Power of Attorney

26.1           The Notary is hereby instructed to implement the Property Purchase Agreement (part A, but excluding Clause 20), including without limitation to apply for the registration of the Priority Notices as set forth in Clause 9.1. He shall obtain and accept on behalf of all Parties the necessary regulatory approvals and statements, in particular pursuant to the Building Code (Baugesetzbuch). If a preemption right is exercised or a regulatory approval is refused or granted subject to any additional requirement or condition, the relevant notification must be served upon the Parties. The Notary is not authorized to accept any such notification. A copy to the Notary is requested. The Sellers shall obtain such documents foreseen and in the form as set forth in Clause 3.7.1

26.2           The Notary is hereby further instructed, upon receipt from any of the Parties of evidence of the fulfillment of the Merger Condition contained in Clause 20, to forward such evidence to the other Parties.

26.3           The Parties authorize the Notary to file, amend and withdraw applications to the land registry. The Parties waive their own application right.

26.4           This authorization may only be used vis-à-vis the Notary or his officially appointed substitute or notaries associated in partnership with him. The cancellation of all charges on real property entered in the land register will be consented to upon application for fulfillment (Vollzugsantrag).

27.               Notarial Instructions

27.1           The Notary advised the Parties that

27.1.1        title to the Properties passes to PropCo Buyers only upon its entry in the land register which may be applied for only after payment of all fees and costs, issuance of the clearance certificate acc. to GrErwStG (grunderwerbsteuerliche Unbedenklichkeitsbescheinigung) from the tax authority and after all approvals required for this PropCo Agreement and all declarations of the municipality

PropCo Agreement

               about the non-existence or non-exercise of the pre-emption right pursuant to the Building Code been issued;

27.1.2        all agreements must be notarized (§ 311 b BGB) and that in case of violation of this section the whole PropCo Agreement may be invalid;

27.1.3        the Property is subject to liability for public charges past due and that, towards the creditors of such charges, the Parties are jointly liable for payment of real estate transfer tax (Grunderwerbsteuer) and the costs of this PropCo Agreement; and

27.1.4        he did not advise on the tax implications of this PropCo Agreement and does not assume any liability in this regard.

28.               Expenses and Real Estate Transfer Tax

28.1           The notarial and land register fees and real estate transfer taxes (Grunderwerbssteuer) relating to this deed and its execution will be borne by the relevant PropCo Buyer. The expenses of any release from encumbrances will be borne by the relevant Seller. Each Party shall pay its costs in relation to the land registry and notary costs immediately.

28.2        Any and all internal costs incurred by either Party regarding the merger control proceedings pursuant to Clause 19 will be borne by the respective Party on its own account. Any and all filing fees or other amounts payable to the relevant competition authorities (especially the FCO) will be born by the PropCo Buyers.

28.3           The fees of their respective external tax consultants and legal advisors will be borne by each of the parties themselves.

29.               Written Form

Any modifications to as well as the cancellation of this PropCo Agreement and the Escrow Agreement must be in written form, unless notarial form is required by law. Any amendments that could adversely impact the Lender Banks' interest in the rights assigned to them by the Sellers under this PropCo Agreement requires the respective Lender Banks' consent. This also applies to any modification and cancellation of this provision.

30.               Liability, Assignment of Rights, Third Party Rights, Set-off/Net-Off

30.1           It is hereby expressly stated that each Seller and each PropCo Buyer assumes liabilities under and in connection with this PropCo Agreement only with respect to the purchase object (e.g. Properties, FF&E etc. as the case may be) sold or acquired by itself and only up to such an amount calculated applying the proportion of (x) the aggregate consideration payable for the purchase objects sold or acquired by the PropCo Buyer in question to (y) the aggregate consideration payable for all purchase objects in question under this PropCo Agreement. All liabilities, regardless their nature, of each Seller, HoldCo, ManCo, SSLI and each PropCo Buyer out of and in connection with this PropCo Agreement are sole individual liabilities and not joint and several. Any joint and several liability of the Sellers, HoldCo, ManCo, SSLI and/or the

PropCo Agreement

               PropCo Buyers needs to be stated explicitly as joint and several in this PropCo Agreement to be applicable (Teil- aber nicht Gesamtschuldner und Teil- aber nicht Gesamtgläubiger).

None of the PropCo Buyers shall be deemed agent (§ 278 German Civil Code (Bürgerliches Gesetzbuch; BGB) or assistant (Verrichtungsgehilfe) of another PropCo Buyer and any liability to this extent is excluded.

30.2           No Party may assign any right or claim under this PropCo Agreement to a third party without the prior written consent of all other Parties other than (i) to any Affiliate, (ii) to the Lender Banks or (iii) the assignment of the residual interests under the Down Payment, Escrow Account I and Escrow Account II to the banks and financial institutions that are lenders of the Bank Debt.

30.3           This PropCo Agreement only grants rights to the Parties and does not constitute a contract for the benefit of third parties (Vertrag zugunsten Dritter) or a contract with protective effect for third parties (Vertrag mit Schutzwirkung für Dritte), other than the rights of the OpCo Transferees relating to the Escrow Account I and Escrow Account II created hereby, which escrow accounts shall serve as security for claims of OpCo Transferees under the OpCo Agreement.

30.4           Except as otherwise provided for in this PropCo Agreement, no Party is entitled to set-off (aufrechnen) or net-off (verrechnen) against any claims of any other Party other than under or in connection with this PropCo Agreement or to exercise a right of retention (Zurückbehaltungsrecht).

31.               Choice of Law

This Agreement is governed by the substantive law of the Federal Republic of Germany with the exclusion of the UN-CISG-Convention and German conflict of laws rules.

32.               Jurisdiction

Munich will be the exclusive venue unless another venue is stipulated by mandatory law.

33.               Entire Agreement

This PropCo Agreement and the documents referred to in it constitute the full understanding of the Parties and the complete and exclusive statements of the terms and conditions of the Parties’ agreements relating to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, that may exist between the Parties with respect to the subject matter of this PropCo Agreement or parts thereof. There are no side agreements to this PropCo Agreement.

34.               Interpretation

The headings in this PropCo Agreement do not affect the interpretation thereof. Wherever this PropCo Agreement includes English terms after which either in the same provision or elsewhere in this PropCo Agreement German terms have been inserted in brackets and/or italics, the respective German terms alone and not the English terms are authoritative for the interpretation of the respective term.

PropCo Agreement

35.               Severability Clause

Should any provision of this PropCo Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions will not be affected thereby. Any such invalid, ineffective or unenforceable provision will be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and purpose of such invalid, ineffective or unenforceable provision as regards subject-matter, amount, time, place and extent. The aforesaid applies mutatis mutandis to any gap in this PropCo Agreement.

36.               Language

This PropCo Agreement is being notarized in the English language only, except those parts of this agreement which are bilangual

Legal Connection	Rechtlicher Zusammenhang

The sale of the Properties as shown in Annex 1.1 of the notarial deed of the Notary Dr. Michael Bohrer dated 22 and 25 May 2010 (deed number 1915/2010 (the content of such deed, which was available during today's notarization and annexation has been waived), the allocation of associated movable assets (in particular furniture, fixture and equipment and inventory; FF&E), the lease of the Property as well as the FF&E as well as the transfer of those agreements connected with such businesses, in particular the employment relationships and other rights and claims, are all legally connected and regardless of in which agreement contained and are notarized by the acting Notary herewith. Legally connected are therefore eight lease agreements, the OpCo Agreement and the PropCo Agreement; the acting Notary is herewith authorized by deeds erected on his own behalf to specify the respective deed numbers.

Die Veräußerung des in Annex 1.1 der Urkunde des Notars Dr. Michael Bohrer vom 22. und 25.05.2010, URNr. 1915/2010 (der Inhalt jener Urkunde, deren Urschrift heute aufliegt, ist allseits bekannt; erneute Verlesung und Beifügung sind verzichtet) beschriebenen Grundstückseigentums, der jenen Grundstückseigentum zugeordneten beweglichen Sachen (insbesondere Einrichtung, Ausrüstung und Inventar - zusammenfassend nachfolgend auch "Inventar" genannt -), die Verpachtung des Grundstückseigentums und des Inventars, sowie die Überleitung der auf diese Objekte bezogenen Verträge, insbesondere auch Arbeitsverhältnisse und sonstige Rechte und Rechtspositionen stehen im rechtlichen Zusammenhang und werden zugleich mit gegenwärtigem Geschäft vereinbart und durch den amtierenden Notar beurkundet. Im Zusammenhang stehen somit insgesamt acht Pachtverträge, das OpCo Agreement sowie das PropCo Agreement; der beurkundende Notar wird hiermit ermächtigt, durch Eigenurkunde zu bezeichnen, zu welchen Urkundennummern die sonach im Zusammenhang stehenden Verträge registriert sind.

PropCo Agreement

Der Käufer, die TMW Pramerica Property Investment GmbH, erwirbt den Kaufgegenstand gem. Abschn. 2 für das Grundstückssondervermögen der Pflegeheim Spezialfonds I.

Der Käufer, die TMW Pramerica Property Investment GmbH,

bewilligt und beantragt

zeitgleich mit der Umschreibung des Eigentums im Grundbuch in Abt. II einzutragen:

„Der eingetragene Eigentümer darf gemäß § 26 Abs. 1 Nr. 3 und 4 des Investmentgesetztes (InvG) über zum Immobilien-Sondervermögen gehörende Immobilien nur mit Zustimmung der jeweiligen Depotbank für das Sondervermögen „Pflegeheim Spezialfonds I“ verfügen bzw. solche Immobilien nur mit Zustimmung der jeweiligen Depotbank für das Sondervermögen „Pflegeheim Spezialfonds I.“ belasten.“

The above recording was read by/in the presence of the Notary to those present and approved by them and signed by the persons appeared as well as of the Notary as set forth below.

                                                                                               /s/ Dr. Michael Bohrer

/s/ Dr. Martin Ströhmann

/s/ Dr. Kai Terstiege

/s/ Edward Frantz

/s/ Jochen Lindner

/s/ Wolfgang Grimm

/s/ Jobst Beckmann

/s/ Dr. Ulrich Nack